  EXHIBIT 2.1

_____________________________________________________

AGREEMENT OF MERGER AND

PLAN OF REORGANIZATION

_____________________________________________________

BY AND AMONG

MED-X, INC.,

MED-X ACQUISITION CORP

and

PACIFIC SHORE HOLDINGS, INC.

and

MATTHEW MILLS

Dated as of December 15, 2017

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into on December 15, 2017, by and among Med-X, Inc., a Nevada corporation (“Parent”), Med-X Acquisition Corp, a Delaware corporation in formation (“Acquisition Corp”), which is a wholly-owned subsidiary of Parent, Pacific Shore Holdings, Inc., a Delaware corporation (the “Company”), and Matthew Mills, an individual (“Mills”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of each of Acquisition Corp, Parent, and the Company has each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp to be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of Parent, Acquisition Corp, and the Company has approved the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and upon the terms and subject to the conditions set forth herein, and in the Delaware Certificate of Merger attached as Exhibit A hereto (the “DE-Certificate of Merger);

WHEREAS, the requisite stockholders of the Company have approved or will approve prior to the Closing (as defined in Section 1.03 of this Agreement), by written consent pursuant the DGCL, this Agreement, the DE-Certificate of Merger, and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, the Parent, as the sole stockholder of Acquisition Corp, has approved by written consent pursuant to the DGCL, this Agreement, the DE-Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger; and

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(E) of the Code.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

THE MERGER

Section 1.01 Merger. Subject to the terms and conditions of this Agreement and the DE-Certificate of Merger, Acquisition Corp shall be merged with and into the Company in accordance with Section 252 of the DGCL. At the Effective Time (as defined below), the separate legal existence of Acquisition Corp shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and shall continue its corporate existence under the laws of the State of Delaware under the name “Pacific Shore Holdings, Inc.”

Section 1.02 Effective Time. The Merger shall become effective upon the filing of the DE-Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

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Section 1.03 Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the “Closing Date”). The Closing shall occur at the offices of the Company. At the Closing, all of the documents, certificates, agreements, opinions and instruments referenced in Article VII will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

Section 1.04 Certificate of Incorporation, By-laws, Directors and Officers.

(a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit B hereto, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law and such Certificate of Incorporation.

(b) The By-laws of the Company, as in effect immediately prior to the Effective Time, attached as Exhibit C hereto, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

(c) The directors and officers listed in Exhibit D hereto shall be the directors and officers of the Surviving Corporation and Parent, respectively, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation or the Certificate of Incorporation or By-laws of Parent, as the case may be.

Section 1.05 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp and the Company (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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Section 1.06 Manner and Basis of Converting Shares.

(a) At the Effective Time:

(i) each share of common stock, par value $0.001 per share, of Acquisition Corp that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock, par value $0.001 per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

(ii) the shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), owned by the stockholders of the Company, which are listed on Schedule 1.06(a)(ii) (other than shares of Company Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited) (the “Stockholders”), shall, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive the number of shares of common stock, par value $0.001 per share of the Parent (the “Parent Common Stock”) specified in Schedule 1.06(a)(ii) for each of the Stockholders, which shall be equal to one-half share of Parent Common Stock for each share of Company Common Stock, rounded to the nearest whole number;

(iii) each share of Company Common Stock and Company Series A Preferred Stock (collectively, the “Company Stock”) held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist; and

(iv) each share of outstanding Series A Preferred Stock of the Company outstanding immediately prior to the Effective Time will be cancelled in the Merger and cease to exist.

(b) At the Closing, an amount equal to 45,700,000 shares of the outstanding Parent Common Stock owned by Mills, and 9,450,000 outstanding shares of Parent Common Stock owned by the Company, will be cancelled in the Merger and cease to exist.

(c) At the Closing, the Parent covenants to issue to Mills 10,000 shares of newly authorized Series A Preferred Stock of the Parent conferring on Mills voting control over 51% of the total issued and outstanding voting stock of the Parent. The newly authorized Series A Preferred Stock of the Parent to be issued to Mills will have the rights, preferences and privileges expressed in the Certificate of Designation of the Parent for the Series A Preferred Stock, a copy of which is attached to this Agreement as Exhibit E.

(d) Notwithstanding anything else herein to the contrary, the Parent Common Stock to be issued among the holders of the Company Common Stock in the Merger will not be issued to more than 35 holders of the Company Common Stock who are not “Accredited Investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, based on Consent Agreements (as defined in Article IV of this Agreement) and the historical records of the Company. The Parent Company will accept non-Accredited Investors up to 35 in the order of the size of their shareholdings in the Company. Non-Accredited Investors in excess of 35 who are holders of Company Common Stock will have appraised rights in accordance with the DGCL.

(e) After the Effective Time, there shall be no further registration of transfers of the shares of Company Stock on the stock transfer books of the Surviving Corporation that were outstanding immediately prior to the Effective Time.

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Section 1.07 Surrender and Exchange of Certificates. Promptly after the Effective Time and upon (a) surrender of a certificate or certificates representing shares of Company Stock that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for Parent stating that such Stockholder has lost its certificate or certificates or that such have been destroyed and (b) delivery of a Consent Agreement (as described in Article IV hereof), Parent shall issue to each record holder of Company Stock surrendering such certificate, certificates or affidavit and Consent Agreement, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Common Stock that such Stockholder shall be entitled to receive as set forth in Section 1.06(a)(ii) hereof. Until the certificate, certificates or affidavit is or are surrendered together with the Consent Agreement as contemplated by this Section 1.07 and Article IV hereof, each certificate or affidavit that immediately prior to the Effective Time represented any outstanding shares of Company Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the Parent Common Stock specified in Schedule 1.06 hereof for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the DGCL.

Section 1.08 Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.06(a)(ii) of this Agreement to be available for such purposes.

Section 1.09 Transfer of Ownership of Company’s Subsidiary. At the Closing, Company will transfer to Parent 34,755,000 shares of the common stock of Pacific Shore Holdings, Inc., a California corporation (the “Company Subsidiary Common Stock”), which shares represent approximately 100% of the total issued and outstanding shares of Pacific Shore Holdings, Inc., a California corporation (the “Company Subsidiary”).

Section 1.10 Operation of Surviving Corporation. The Company acknowledges that upon the effectiveness of the Merger, and the material compliance by Parent and Acquisition Corp with their respective duties and obligations hereunder, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

Section 1.11 Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Parent, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent, Acquisition Corp or their respective successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the DE-Certificate of Merger.

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ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Acquisition Corp as follows:

Section 2.01 Organization, Standing, Subsidiaries, Etc.

(a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the DE-Certificate of Merger, and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and Acquisition Corp prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b) Except as set forth in the Company’s Confidential Private Placement Memorandum, dated June 1, 2017, a copy of which is attached to this Agreement as Exhibit F (the “Memorandum”), and the Parent Company’s Offering Statement on Form 1-A, dated June 30, 2017, a copy of which is attached to this Agreement as Exhibit G (the “Offering Statement”), the Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 2.02 Qualification. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company taken as a whole (the “Condition of the Company”).

Section 2.03 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 290,000,000 shares of Company Common Stock, par value $0.001 per share, of which there are approximately 110,575,000 shares of Company Common Stock issued and outstanding, and (ii) 10,000,000 shares of Company Preferred Stock, 20,000 shares of which are issued and outstanding in the form of Series A Preferred Stock. Such shares are duly authorized, validly issued, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any natural person, corporation, business trust, association, limited liability company, partnership, joint venture, other entity, government, agency or political subdivision (each, a “Person”). To the Company’s knowledge, the offer, issuance, and sale of such shares of Company Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. For purposes of this Agreement, “Equity Security” shall mean any stock or similar security of an issuer or any security (whether stock or Indebtedness for Borrowed Money (as defined below)) convertible, with or without consideration, into any stock or other equity security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

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Section 2.04 Indebtedness. As of the date of the Balance Sheets (as defined below), the Company has no Indebtedness for Borrowed Money, except for (i) as disclosed in the Memorandum, or (ii) as otherwise set forth in this Agreement, or (iii) as disclosed on the Balance Sheets (as defined below). For purposes of this Agreement, “Indebtedness for Borrowed Money” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable. Furthermore, for purposes of this Agreement, “Indebtedness” shall mean any obligation of the Company which, under generally accepted accounting principles in the United Stated (“GAAP”), is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a “Lien”), shall be deemed to be Indebtedness, even though such obligation is not assumed by the Company.

Section 2.05 Company Stockholders. The Company has delivered to the Parent and Acquisition Corp a written document that contains a true and complete list of the names of the record owners of all of the outstanding shares of Company Stock and other Equity Securities of the Company, together with the number of securities held or to which such Person has rights to acquire. To the knowledge of the Company, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

Section 2.06 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the DE-Certificate of Merger (together, the “Merger Documents”) have been duly authorized by the Board of Directors of the Company and have been or will, prior to the Closing, be approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filings referred to in Section 1.02.

Section 2.07 Governmental Consents. To the Company’s knowledge, all material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

Section 2.08 Compliance with Laws and Instruments. To the Company’s knowledge, the business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company. To the Company’s knowledge, the execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or By-laws of the Company, (b) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company and (c) will not result in the creation or imposition of any Lien upon any property or asset of the Company. To the Company’s knowledge, the Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Company, any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

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Section 2.09 Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.10 Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, Acquisition Corp or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 2.11 Financial Statements. Parent has previously been provided with the Company’s unaudited balance sheets as of December 31, 2015 and December 31, 2016 and the unaudited statements of operations and accumulated deficits and cash flows for the years ended December 31, 2015 and December 31, 2016, as well as the unaudited balance sheets (collectively with the audited balance sheets, the “Balance Sheets”) as of June 30, 2017 (the “Balance Sheet Date”), and the unaudited statements of operation and accumulated deficits and cash flows for the six months ended June 30, 2017 and June 30, 2016. Such financial statements are collectively referred to as the “Financial Statements”. Such Financial Statements (a) are in accordance with the books and records of the Company, (b) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (c) have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods.

Section 2.12 Absence of Undisclosed Liabilities. The Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Balance Sheets or the Memorandum, (b) to the extent set forth on or reserved against in the Balance Sheets or the notes to the Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of the Company, and (d) by the specific terms of any written agreement, document or arrangement identified in the disclosure schedules to this Agreement, if any, or otherwise as disclosed to Parent in writing.

Section 2.13 Changes. Except as disclosed in the Memorandum, since the Balance Sheet Date, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, or (b) entered into any transaction other than in the usual and ordinary course of business that would have a material adverse effect on the Condition of the Company.

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Section 2.14 Assets and Contracts.

(a) The Company has delivered to Parent and Acquisition Corp a true and complete list of all real property leased by the Company and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $250,000. All such real property is leased by the Company under valid leases enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default by the Company. The Company does not own any real property.

(b) Except as expressly set forth in this Agreement, the Financial Statements or the notes thereto, or in the Memorandum, or otherwise disclosed in writing by the Company to the Parent, the Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company. None of such agreements, contracts, leases, instruments or other documents or arrangements requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby. For purposes of this Agreement, an “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

(c) The Company has made available to Parent and Acquisition Corp true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in Sections 2.14(a) and 2.14(b) of this Agreement, as well as any additional agreements or documents requested by Parent or Acquisition Corp. To its knowledge, the Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.

Section 2.15 Employees. The Company has to its knowledge complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

Section 2.16 Tax Returns and Audits.

(a) To the Company’s knowledge, all required federal, state and local Tax Returns (as defined below) of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes (as defined below) required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company’s federal income tax returns has been audited by any governmental authority; and none of the Company’s state or local income or franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Balance Sheets are and will be sufficient for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period.

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(b) For purposes of this Agreement, the following terms shall have the meanings provided below:

(i) “Tax” or “Taxes” shall mean (A) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (B) any liability for the payment of any amounts described in clause (A) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation Section 1.1502-6; and (C) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (A) or (B).

(ii) “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

Section 2.17 Patents and Other Intangible Assets.

(a) To the Company’s knowledge, the Company owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing.

(b) To the knowledge of the Company, the Company owns or has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, “Intellectual Property”) required for or incident to the development, operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of others; provided, however, that the possibility exists that other Persons, completely independently of the Company or its employees or agents, could have developed Intellectual Property similar or identical to that of the Company. The Company is not aware of any such development of substantially identical trade secrets or technical information by others. All Intellectual Property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any person or entity other than the Company.

Section 2.18 Employee Benefit Plans; ERISA. Except as disclosed in the Memorandum, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of any type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded.

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Section 2.19 Title to Property and Encumbrances. To the Company’s knowledge, the Company has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases and license agreements that are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business.

Section 2.20 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company’s business.

Section 2.21 Insurance Coverage. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated.

Section 2.22 Litigation. Except as disclosed in the Memorandum, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 2.23 Licenses. To the Company’s knowledge, the Company possesses from all appropriate third parties and governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect.

Section 2.24 Interested Party Transactions. Except as disclosed in the Memorandum, no officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

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Section 2.25 Environmental Matters.

(a) To the knowledge of the Company, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials (as defined below) on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws (as defined below).

(b) To the knowledge of the Company, the historical and present operations of the business of the Company are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company.

(c) There are no material pending or, to the knowledge of the Company, threatened, demands, claims, information requests or notices of noncompliance or violation against or to the Company relating to any Environmental Law; and, to the knowledge of the Company, there are no conditions or occurrences on any of the real property used by the Company in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to the Company, except such as have not had, and would not reasonably be expected to have, a material adverse effect on the Condition of the Company.

(d) To the knowledge of the Company, (i) the Company has not sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the “National Priorities List”, the “CERCLIS” list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) the Company is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any governmental authority or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) the Company has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of the Company.

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(e) For purposes of this Agreement, the following terms shall have the meanings provided below:

(i) “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

(ii) “Hazardous Material” shall mean any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

Section 2.26 Questionable Payments. Neither the Company nor any director, officer or, to the knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 2.27 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

Section 2.28 Disclosure. There is no fact relating to the Company that the Company has not disclosed to Parent and Acquisition Corp in writing that has had or is currently having a material and adverse effect or, insofar as the Company can now foresee, will materially and adversely affect the Condition of the Company. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP

Parent and Acquisition Corp represent and warrant to the Company as follows:

Section 3.01 Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Acquisition Corp is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Parent and Acquisition Corp have heretofore delivered to the Company complete and correct copies of their respective Articles of Incorporation or Certificates of Incorporation, as applicable, and By-laws as now in effect. Parent and Acquisition Corp have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Unless the context otherwise requires, all references in this Article III to “Parent” shall be treated as being a reference to Parent and Acquisition Corp taken together as one enterprise.

Section 3.02 Qualification. Parent is or will be duly qualified to conduct business as a foreign corporation and is or will be in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition, properties, assets, liabilities or business operations of Parent (the “Condition of the Parent”).

Section 3.03 Corporate Authority. Each of Parent and/or Acquisition Corp (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp (as the case may be), each is enforceable against it and/or them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.04 Broker’s and Finder’s Fees. No Person is entitled by reason of any act or omission of Parent or Acquisition Corp to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of the Merger Documents, or with respect to the consummation of the transactions contemplated thereby, except as set forth in the Disclosures.

Section 3.05 Capitalization.

(a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock, of which approximately 95,000,000 shares are issued and outstanding, and 5,000,000 shares of Company Preferred Stock, of which there are none outstanding. Except as disclosed in the Offering Statement or in any public report filed by the Parent with the United States Securities and Exchange Commission, or otherwise in writing to the Company, including without limitation the existence of stock options granted by Parent to certain of its directors, officers, employees and key consultants, Parent has no other outstanding options, rights or commitments to issue shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other Equity Security of Parent or Acquisition Corp. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock.

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(b) The authorized capital stock of Acquisition Corp consists of 5,000 shares of common stock, par value $0.001 per share (the “Acquisition Corp Common Stock”), of which 1,000 shares are issued and outstanding. All of the outstanding Acquisition Corp Common Stock is owned by Parent. All outstanding shares of the capital stock of Acquisition Corp are validly issued and outstanding, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person. Acquisition Corp has no outstanding options, rights or commitments to issue shares of Acquisition Corp Common Stock or any other Equity Security of Acquisition Corp, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Acquisition Corp Common Stock or any other Equity Security of Acquisition Corp.

Section 3.06 Acquisition Corp. Acquisition Corp is a wholly-owned Delaware subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by the Merger Documents and the other agreements to be made pursuant to or in connection with the Merger Documents.

Section 3.07 Validity of Shares. The shares of Parent Common Stock and Parent Series A Preferred Stock to be issued at the Closing pursuant to Section 1.06(a)(ii) or 1.06(c) hereof, when issued and delivered in accordance with the terms hereof and of the other Merger Documents, shall be duly and validly issued, fully paid and non-assessable. Based in part on the representations and warranties of the Stockholders as contemplated by Article IV hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock and Parent Series A Preferred Stock upon consummation of the Merger pursuant to Sections 1.06(a)(ii) and 1.06(c) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

Section 3.08 Intentionally Left Blank.

Section 3.09 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

Section 3.10 Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or Acquisition Corp of the Merger Documents and the other agreements to be made by Parent or Acquisition Corp pursuant to or in connection with the Merger Documents and the consummation by Parent and/or Acquisition Corp of the transactions contemplated by the Merger Documents will not cause Parent and/or Acquisition Corp to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency or government, (c) any order, judgment or decree of any court or (d) any provision of their respective charters or By-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp is a party or by which Parent and/or Acquisition Corp or any of their respective properties is bound.

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Section 3.11 No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

Section 3.12 Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp, to their knowledge, has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into or circumstance arising at or prior to the Closing, except in the ordinary course of business or as disclosed in the Offering Statement or in any public report filed by Parent with the Securities and Exchange Commission.

Section 3.13 Tax Returns and Audits. Except as disclosed in the Offering Statement or in any public report filed by the Parent with the Securities and Exchange Commission, to Parent’s knowledge, all required federal, state and local Tax Returns of Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent.

Section 3.14 Employee Benefit Plans; ERISA. Except as disclosed in the Offering Statement or in any public report filed by Parent with the Securities and Exchange Commission, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Parent. Any plans listed in the Offering Statement or in such reports are hereinafter referred to as the “Parent Employee Benefit Plans.”

Section 3.15 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Corp or any of their respective properties, assets or businesses. To the knowledge of Parent, neither Parent nor Acquisition Corp is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 3.16 Licenses. Parent possesses from all appropriate third parties and governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Parent to engage in the business currently conducted by it, all of which are in full force and effect.

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Section 3.17 Questionable Payments. Neither Parent, Acquisition Corp nor, to the knowledge of Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of Parent or Acquisition Corp has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.18 Obligations to or by Stockholders. Except as disclosed in this Agreement, the Offering Statement, any public reports filed by the Parent with the Securities and Exchange Commission, or in any exhibit or schedule to this Agreement, Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent.

Section 3.19 Assets and Contracts. Except as expressly set forth in this Agreement, the Offering Statement, any public reports filed by the Parent with the United States Securities and Exchange Commission, or in any exhibit or schedule to this Agreement, Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to Parent. Parent does not own any real property. Except as expressly set forth in this Agreement, the Offering Statement, any public reports filed by the Parent with the United States Securities and Exchange Commission, or in any exhibit or schedule to this Agreement, Parent is not a party to or otherwise barred by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, deferred compensation plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or stockholder of Parent, (k) agreement obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) agreement to register securities under the Securities Act, or (n) collective bargaining agreement. Parent maintains customary insurance policies or insurance coverage with respect to its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated by this Agreement.

Section 3.20 Employees. Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent for employment compensation, except as disclosed in the Offering Statement or in any public reports filed by the Parent with the Securities and Exchange Commission.

Section 3.21 Disclosure. There is no material fact relating to Parent that Parent has not disclosed to the Company in writing or in the Offering Statement, or in any public reports filed by the Parent with the Securities and Exchange Commission, that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

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ARTICLE IV.

ADDITIONAL REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE STOCKHOLDERS

Prior to the Effective Time, Parent and the Company shall cause to be mailed to each holder of record of Company Stock that may be converted pursuant to Section 1.06 hereof into the right to receive Parent Common Stock a Consent Agreement (“Consent Agreement”) that shall contain additional representations, warranties and covenants of such Stockholder, including without limitation, that (a) such Stockholder has full right, power and authority to deliver such Company Stock and Consent Agreement, (b) the delivery of such Company Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected, (c) such Stockholder has good, valid and marketable title to all shares of Company Stock indicated in such Consent Agreement and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Stock, (d) whether such Stockholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act and that such Stockholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, and (e) such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Company Stock shall pass, only upon delivery to Parent (or an agent of Parent) of (x) certificates evidencing ownership thereof as contemplated by Section 1.07 hereof (or affidavit of lost certificate), and (y) the Consent Agreement containing the representations, warranties and covenants contemplated by this Article IV.

ARTICLE V.

CONDUCT OF BUSINESSES PENDING THE MERGER

Section 5.01 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent or Acquisition Corp shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a) the business of the Company shall be conducted only in the ordinary course;

(b) the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Certificate of Incorporation or By-laws except to effectuate the transactions contemplated in the Disclosures or (iii) split, combine or reclassify the outstanding Company Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

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(c) the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

(d) the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

Section 5.02 Conduct of Business by Parent and Acquisition Corp. Pending the Merger, prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a) the business of Parent and Acquisition Corp shall be conducted only in the ordinary course;

(b) neither Parent nor Acquisition Corp shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or by-laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

(c) neither Parent nor Acquisition Corp will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving Parent or Acquisition Corp or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing.

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ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.01 Access and Information - Confidentiality. The Company, on the one hand, and Parent and Acquisition Corp, on the other hand, shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 6.01 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information that (a) is already in such party’s possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors or (c) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; provided, further, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished. If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 6.02 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp and the Company shall take all such necessary action.

Section 6.03 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Securities and Exchange Commission or of the principal trading exchange or market for the Parent Common Stock, if any, provided, that in such case Parent will use its best efforts to allow the Company to review and reasonably approve any such press release or public announcement prior to its release.

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ARTICLE VII.

CONDITIONS TO PARTIES’ OBLIGATIONS

Section 7.01 Conditions to Parent and Acquisition Corp. Obligations. The obligations of Parent and Acquisition Corp under the Merger Documents are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by Parent.

(a) The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c) Except as disclosed in the Financial Statements or waived in writing by the Parent, there shall not exist on the Closing Date any Default (as defined below) or Event of Default (as defined below) or any event or condition that, with the giving of notice or lapse of time or both, would constitute a Default or Event of Default and, since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company. For purposes of this Agreement, “Default” shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of a party to be observed or performed under the terms of the Merger Documents, if such default or failure in performance shall remain un-remedied for five (5) days after knowledge of the Default by the defaulting party. Furthermore, for purposes of this Agreement, “Event of Default” shall mean (i) the failure to pay any material Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (ii) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness or (iii) the failure to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

(d) No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, the Merger Documents or the carrying out of the transactions contemplated by the Merger Documents.

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(e) Parent and Acquisition Corp shall have received the following:

(i) copies of resolutions of the Board of Directors and the Stockholders, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant thereto;

(ii) evidence as of a recent date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary; and

(iii) such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp may reasonably request.

(f) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp. The Company shall furnish to Parent and Acquisition Corp such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.01 as Parent or its counsel may reasonably request.

Section 7.02 Conditions to the Company’s Obligations. The obligations of the Company under the Merger Documents are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company.

(a) The representations and warranties of Parent and Acquisition Corp under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b) Parent and Acquisition Corp shall have performed and complied in all material respects with all agreements and conditions required by the Merger Documents to be performed or complied with by them on or before the Closing Date.

(c) There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time or both, would constitute a Default or Event of Default and, since June 30, 2017, there shall have been no material adverse change in the Condition of the Parent.

(d) The Company shall have received the following:

(i) copies of resolutions of Parent’s and Acquisition Corp’s respective boards of directors and the sole stockholder of Acquisition Corp, certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered by them pursuant thereto;

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(ii) evidence as of a recent date and within ten (10) days of the Effective Date of the good standing and corporate existence of Parent, issued by the Secretary of State of the State of Nevada; and

(iii) such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

(e) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.02 as the Company may reasonably request.

(f) No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, the Merger Documents or the carrying out of the transactions contemplated by the Merger Documents.

ARTICLE VIII.

INDEMNIFICATION AND RELATED MATTERS

Section 8.01 Indemnification by Parent. Parent shall indemnify and hold harmless the Company and the Company Stockholders (collectively, the “Company Indemnified Parties”), and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of Parent and Acquisition Corp in this Agreement or in any certificate delivered by Parent and Acquisition Corp to the Company pursuant to this Agreement, or any actions, omissions or statements of fact inconsistent with any such representation or warranty, (b) any failure by Parent or Acquisition Corp to perform or comply in any material respect with any covenant or agreement in this Agreement, or (c) any claim for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such party with Parent or Acquisition Corp in connection with any of the transactions contemplated by this Agreement.

Section 8.02 Indemnification by Company. After the Effective Time, the Company agrees to defend, indemnify and hold the Parent and the Parent’s current directors and officers harmless from and against all indemnifiable damages of the Parent or the Parent’s current directors and officers. For this purpose, “indemnifiable damages” of the Parent or the Parent’s directors and officers means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys’ fees and court costs) incurred or suffered by the Parent or its current directors and officers as a result of or in connection with: (1) any inaccurate representation or warranty made by the Company in or pursuant to this Agreement, or (2) any default in the performance of any of the covenants or agreements made by the Company in this Agreement, which causes damage to the Parent or the Parent’s current directors and officers. The prevailing party in any claim for indemnification shall be entitled to receive reasonable attorneys’ fees and expenses from the non-prevailing party.

23

Section 8.03 Survival. All representations, warranties, covenants and agreements of Parent and Acquisition Corp or the Company contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing for the time period set forth in Section 8.04 notwithstanding any investigation conducted with respect to them.

Section 8.04 Time Limitations. Neither Parent nor Acquisition Corp or the Company shall have any liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Effective Time, unless on or before the one-year anniversary of the Effective Time (the “Claims Deadline”), Parent or the Company, as the case may be, is given notice of a claim with respect thereto, in accordance with Section 8.06, specifying the factual basis therefor in reasonable detail to the extent then known by the claimants.

Section 8.05 Limitation on Liability of Parent. The obligations of Parent and Acquisition Corp to the Company Indemnified Parties set forth in Section 8.01 shall be subject to the following limitations:

(a) The aggregate liability of Parent and Acquisition Corp to the Company Indemnified Parties under this Agreement shall be payable by the issuance of additional shares of Parent Common Stock pursuant to Section 8.07.

(b) Other than claims based on fraud or for specific performance, injunctive or other equitable relief, the indemnity provided in this Article VIII shall be the sole and exclusive remedy of the Company Indemnified Parties against Parent and Acquisition Corp at law or equity for any matter covered by Section 8.01.

Section 8.06 Notice of Claims.

(a) If, at any time on or prior to the Claims Deadline, any of the Company Indemnified Parties or Parent or Parent officer or director, as the case may be, shall assert a claim for indemnification pursuant to Section 8.01 or 8.02, as the case may be, such claimant shall submit to the indemnifying party a written claim in good faith signed by an authorized officer of the claimant or other indemnified party, as applicable, stating (i) that a claimant incurred or reasonably believes it may incur Damages and the reasonable estimate of the amount of any such Damages; (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of this Agreement alleged as the basis or bases for the claim; and (iii) if the Damages have actually been incurred by a claimant, the number of additional shares of Parent Common Stock to which the Company Indemnified Parties are entitled to with respect to such Damages, which shall be determined as provided in Section 8.07 of this Agreement. If the claim is for Damages which the claimant reasonably believes may be incurred or are otherwise un-liquidated, the written claim of the applicable claimant shall state the reasonable estimate of such Damages, in which event a claim shall be deemed to have been asserted under this Article VIII in the amount of such estimated Damages, but no distribution of additional shares of Parent Common Stock to the Stockholders pursuant to Section 8.07 below shall be made until such Damages have actually been incurred.

24

(b) In the event that any action, suit or proceeding is brought against any Company Indemnified Party with respect to which Parent may have liability under this Article VIII, Parent shall have the right, at its cost and expense, to defend such action, suit or proceeding in the name and on behalf of the Company Indemnified Party; provided, however, that a Company Indemnified Party shall have the right to retain its own counsel, with fees and expenses paid by Parent, if representation of the Company Indemnified Party by counsel retained by Parent would be inappropriate because of actual or potential differing interests between Parent and the Company Indemnified Party. In connection with any action, suit or proceeding subject to Article VIII, Parent and each Company Indemnified Party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding. Parent shall not, without the prior written consent of the applicable Company Indemnified Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such settlement or compromise does not include an irrevocable and unconditional release of such Company Indemnified Party for any liability arising out of such claim or demand. The same provisions shall appropriately apply in the case where the Parent or a director or officer of the Parent makes a claim for indemnification against the Company pursuant to Section 8.02 of this Agreement.

Section 8.07 Payment of Damages. In the event that the Company Indemnified Parties shall be entitled to indemnification pursuant to this Article VIII for actual Damages incurred by them, Parent shall, within thirty (30) days after the final determination of the amount of such Damages, issue to the Stockholders that number of additional shares of Parent Common Stock in an aggregate amount equal to the quotient obtained by dividing (x) the amount of such Damages by (y) the Fair Market Value per share of the Parent Common Stock as of the date (the “Determination Date”) of the submission of the notice of claim to Parent pursuant to Section 8.05. Such shares of Parent Common Stock shall be issued to the Stockholders pro rata, in proportion to the number of shares of Parent Common Stock issued (or issuable) to the Stockholders at the Effective Time. For purposes of this Section 8.07, “Fair Market Value” shall mean, with respect to a share of Parent Common Stock on any Determination Date, the amount as reasonably determined in good faith by the Board of Directors of Parent.

ARTICLE IX.

TERMINATION PRIOR TO CLOSING

Section 9.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company, Acquisition Corp and Parent;

(b) by the Company, if Parent or Acquisition Corp (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp of its intent to terminate this Agreement pursuant to this paragraph (b);

(c) by Parent and Acquisition Corp if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

25

(d) by either the Company, on the one hand, or Parent and Acquisition Corp, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp or the Company that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e) if the Merger does not Close on or before March 31, 2018, unless such failure to Close is caused by a breach of this Agreement by any party to this Agreement.

Section 9.02 Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.01, 10.03 and 10.11; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 9.01 shall not relieve the defaulting or breaching party or parties from any liability to the other parties to this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a) If to Parent or Acquisition Corp:

Med-X, Inc.

8236 Remmet Avenue

Canoga Park, California 91304

Attention: Matthew Mills, President

(b) If to the Company:

Pacific Shore Holdings, Inc.

8236 Remmet Avenue

Canoga Park, California 91304

Attention: Matthew Mills, Chief Executive Officer

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

26

Section 10.02 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

Section 10.03 Expenses. Each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement.

Section 10.04 Time. Time is of the essence in the performance of the parties’ respective obligations herein contained.

Section 10.05 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that neither party shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 10.07 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

Section 10.08 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

Section 10.09 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

Section 10.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 10.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.

[Signature Page Follows]

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

PARENT:

MED-X, INC.

By:

Name: Dr. David Toomey

Title: Chief Executive Officer

ACQUISITION CORP:

MED-X ACQUISITION CORP

By:

Name: Dr. David Toomey

Title: Chief Executive Officer

THE COMPANY:

PACIFIC SHORE HOLDINGS, INC.

By:

Name: Matthew Mills

Title: Chief Executive Officer

[Signature Page to Agreement of Merger and Plan of Reorganization]

28

Exhibit A

Med-X, Inc./Med-X Acquisition Corp/Pacific Shore Holdings, Inc.

Delaware Certificate of Merger

29

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Pacific Shore Holdings, Inc., and the name of the corporation being merged into this surviving corporation is MED-X Acquisition Corp.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Pacific Shore Holdings, Inc. a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on March 31, 2018.

SIXTH: The Agreement of Merger is on file at 8236 Remmet Avenue Canoga Park, California 91304, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of March, A.D., 2018.

By: ____________________
Authorized Officer

Name: Matthew Mills
Print or Type

Title: Chief Executive Officer

30

Exhibit B

Certificate of Incorporation of Pacific Shore Holdings, Inc.

31

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GREEN SHORES, INC.", CHANGING ITS NAME FROM "GREEN SHORES, INC." TO "PACIFIC SHORE HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JULY, A.D. 2010, AT 4:29 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1996

Jeffrey W. Bullock, Secretary of State

0920186 8100

AUTHENTICATION: 8134784

100773188

DATE: 07-26-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

32

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:29 PM 07/26/2010
FILED 04:29 PM 07/26/2010
SRV 100773188 - 0920186 FILE

AMENDEDMENT TO CERTIFICATE OF INCORPORATION

OF

GREEN SHORES, INC.

IT IS HEREBY CERTIFIED THAT:

(1) The name of this corporation is GREEN SHORES, INC.

(2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on August 12, 1981 under the name of THE THOROUGHBRED HORSE COMPANY.

(3) The amendment to the corporation's Certificate of Incorporation set forth below has been duly adopted by the corporation's Board of Directors and a majority of the corporation's stockholders in accordance with Section 242 of the Delaware General Corporation Law, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

ARTICLE I

The name of this Corporation is PACIFIC SHORE HOLDINGS, INC.

ARTICLE IV

A. Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, consisting of (a) Two Hundred Ninety Million (290,000,000) shares of Common Stock, par value $0.0001 per share ("Common Stock"), and (b) Ten Million (10,000,000) shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

B. Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

C. Common Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2. Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the

F:\LDM\PDF\Docs\AmdAOI-GSI-Nm&Cure.doc

33

Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefore.

D. General.

1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

(4) The foregoing Amendment to Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the Delaware General Corporation Law, as amended.

(5) The foregoing Amendment to Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Green Shores, Inc. has caused this Certificate to be signed by duly authorized officers on this 31st day of May 2010.

By: ____________________
David Rooney, President

By: ____________________
David Rooney, Secretary

[illegible]

34

A0688407

State of California
Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

FEB 24 2009

Debra Bowen

DEBRA BOWEN
Secretary of State

Sec/State Form CE-107 (REV 1/2007)

OSP 08 111441

35

A0688407

ENDORSED - FILED
In the office of the Secretary of State
of the State of California

FEB 10 2009

AMENDMENT TO

ARTICLES OF INCORPORATION

OF

PACIFIC SHORE HOLDINGS, INC.

The undersigned, Matthew Mills, being the President and Secretary, of Pacific Shore Holdings, Inc., a California corporation (the "Corporation"), hereby certify that:

1. He is the President and Secretary of the Corporation.

2. The Articles of Incorporation of the Corporation are hereby amended as follows:

Article III is hereby amended and restated to read as follows:

"The Corporation is authorized to issue two classes of shares. One class of shares shall be designated as common stock, no par value, and the total number of common shares which this Corporation is authorized to issue is 50,000,000. The other class of shares shall be designated as preferred stock, no par value, and the total number of preferred shares which this Corporation is authorized to issue is 5,000,000. The preferred stock authorized by these Articles of Incorporation shall be issued in series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series, and to fix the number of shares of any series."

3. The foregoing Amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation entitled to vote is 20,750,000 shares of common stock. The number of shares of common stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated: January 28, 2009

Matthew Mills, President and Secretary

OFFICE OF THE SECRETARY OF STATE
CALIFORNIA

F:\LDM\PSH\Docs\AmdAOI.doc

-1-

36

FILED
AUG 12 1981 9AM
[signature]

CERTIFICATE OF INCORPORATION

OF

THE THOROUGHBRED HORSE COMPANY

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is
THE THOROUGHBRED HORSE COMPANY

SECOND: The registered office of the corporation is to be located at c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at that address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue ten million (10,000,000) shares all of which have a par value of one cent ($0.01) per share.

FIFTH: The name and address of the incorporator are as follows:

Name	Address
Ray A. Barr	9 East 40th Street New York, New York 10016

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

00002

37

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders:

> (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
>
> (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

00003

38

SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hearafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

00004

39

IN WITNESS WHEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 7th day of August, 1981.

RAY A. BARR
Ray A. Barr, Incorporator

00005

40

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE THOROUGHBRED HORSE COMPANY

gxAm

FILED

MAR 21 1983

[signature]
SECRETARY OF STATE

THE THOROUGHBRED HORSE COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: The name of the Corporation is THE THOROUGHBRED HORSE COMPANY.

SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

Paragraph "FOURTH" of the Certificate of Incorporation, relating to the number of authorized shares of the Corporation is hereby amended to read as follows:

> "FOURTH: The Corporation shall be authorized to issue one hundred million (100,000,000) Class A common shares, ($.001 par value).
>
> The designations and the powers, preferences and rights, and the qualifications or restrictions thereof remain as originally stated.

THIRD: This amendment to the Corporation's Certificate of Incorporation has been authorized by the consent, in writing, setting forth the action so taken, unanimously signed by the holders of all the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware and by the unanimous consent of all of the directors of the Corporation, all as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and restates the provisions of amendments previously filed with the Secretary of State of Delaware.

00002

1

41

IN WITNESS WHEREOF, THE THOROUGHBRED HORSE COMPANY has caused this certificate to be signed and attested by duly authorized officers as of the 28th day of January, 1983.

THE THOROUGHBRED HORSE COMPANY

By: [signature]
Thomas F. Root, Jr., President

[signature: Winston Frost]
Secretary

00003

2

42

8600140096

FILED
JAN 14 1986 9am

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE THOROUGHBRED HORSE COMPANY

THE THOROUGHBRED HORSE COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: The name of the Corporation is THE THOROUGHBRED HORSE COMPANY.

SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

Paragraph "First" of the Certificate of Incorporation, relating to the corporate name, is hereby amended to read as follows:

"FIRST: The name of the corporation is ALCO INTERNATIONAL GROUP, INC."

THIRD: This amendment to the Corporation's Certificate of Incorporation has been authorized and adopted by the majority of the holders of all the outstanding shares entitled to vote thereon by written consent of the majority Shareholders dated as of December 30, 1985, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware and unanimously adopted by all of the Directors of the Corporation at a meeting of the Board of Directors held on December 30, 1985, all as duly adopted in accordance with the provisions of

43

Section 242 of the General Corporation Law of the State of Delaware and restates the provisions of amendments previously filed with the Secretary of State of Delaware.

IN WITNESS WHEREOF, THE THOROUGHBRED HORSE COMPANY has caused this certificate to be signed and attested by duly authorized officers as of the 11th day of January, 1986.

THE THOROUGHBRED HORSE COMPANY

By: Russell McCain
Russell McCain, President

Attest: Kristine Kaiser
Kristine Kaiser, Assistant Secretary

EJG1966/dr

-2-

44

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/23/1992
923285407 - 920186

CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF INCORPORATION
of
ALCO INTERNATIONAL GROUP, INC.

THE UNDERSIGNED, Roland B. Pressler, Jr. the President, and Allen C. Stout, the Secretary, of ALCO INTERNATIONAL GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation of the Corporation, as amended, be further amended by repealing the seventh and tenth Articles as contained therein, and substituting the following:

SEVENTH: (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she or a person of whom he or she is a legal representative, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, or agent or in any other capacity while serving as a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by current General Corporation Law of the State of Delaware, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or

[illegible]
[illegible]

45

suffered by such person in connection therewith. The right to indemnification granted in this Section 7(1) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined (including the final resolution of any suit brought pursuant to Section 7(2)) that such director or officer is not entitled to be indemnified under this Section 7(1) or otherwise. The indemnification granted in this Section 7(1) shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in Section 7(2) of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

(2) Right of Claimant to Bring Suit. If a claim under Section 7(1) of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the corporation

[illegible]

2

46

(including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification shall be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to this Section a final nonappealable order in such action shall constitute the ultimate determination of the claimant's right to indemnification.

(3) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the stockholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide a claimant with the broadest but nonduplicative indemnity to which she or he is entitled.

(4) Insurance, Contracts, and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware. The corporation may enter into contracts granting indemnity to any director or officer of the corporation and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to secure or ensure the payment of such amounts as may be necessary to effect indemnification.

(5) Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the

COEP\80007\0001\JAJ\TL565.04A
920605

3

47

final disposition of a proceeding to employees and agents of the corporation with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the General Corporation Law of the State of Delaware or otherwise.

(6) Partial Indemnification. If a claimant is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses actually and reasonably incurred by claimant in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the corporation shall nevertheless indemnify claimant for the portion of such expenses, liabilities or losses to which claimant is entitled.

(7) Successors and Assigns. All obligations of the corporation to indemnify any director or officer shall be (i) binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the director or officer. The corporation shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the corporation.

(8) Severability. In the event that any provision of this Article is determined by a court to require the corporation to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article shall remain in full force and effect.

TENTH: The personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated, except (i) for any liability of the director's duty of loyalty to the corporation or its stockholders, (ii) for any act or omission not in

CORP[illegible]
[illegible]

4

48

good faith or which involves intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to the date when this Article Tenth becomes effective. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. No repeal or amendment of this Certificate of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing at the time of the repeal or amendment.

SECOND: That the aforementioned amendment was duly adopted by the Board of Directors and Shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation this ___ day of June, 1992.

Roland B. Freasier, Jr., President

ATTEST: Allen C. Stout, Secretary

CORP[illegible]
[illegible]

5

49

STATE OF CALIFORNIA )
) SS:
COUNTY OF SAN DIEGO )

On this 20th day of June, 1992, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ALLEN C. STOUT, Secretary of ALCO INTERNATIONAL GROUP, INC., to me known, and who executed the within, and who, being sworn by me, did acknowledge that he executed the same as his voluntary act and deed.

OFFICIAL SEAL
TOM MEADOWS
NOTARY PUBLIC - CALIFORNIA
PRINCIPAL OFFICE IN
SAN DIEGO COUNTY
My Commission Exp. June 30, 1995

NOTARY PUBLIC, State of California 148

My Commission Expires:

STATE OF CALIFORNIA )
) SS:
COUNTY OF SAN DIEGO )

On this 16th day of June, 1992, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ROLAND B. FREASIER, JR., President of ALCO INTERNATIONAL GROUP, INC., to me known, and who executed the within, and who, being sworn by me, did acknowledge that he executed the same as his voluntary act and deed.

OFFICIAL SEAL
JULIE A. DODD
NOTARY PUBLIC - CALIFORNIA
SAN DIEGO COUNTY
My Comm. Expires Nov. 6, 1995

NOTARY PUBLIC, State of California

My Commission Expires: 11/6/95

6

50

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/04/1993
932165128 - 920186

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ALCO INTERNATIONAL GROUP, INC.

The undersigned, Dr. Dietmar P. Rabussay, the President and Allen C. Stout, the Secretary, of Alco International Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation of the Corporation, as amended, be further amended by repealing the Title and First Article of the Certificate of Incorporation as contained therein, and substituting the following:

CERTIFICATE OF INCORPORATION
OF
INCOMED CORPORATION

FIRST: The name of the Corporation is InCoMed Corporation.

SECOND: That the aforesaid amendment was duly adopted by the Board of Directors and Shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation this 3rd day of August, 1993.

ALCO INTERNATIONAL GROUP, INC.

BY: [signature]
Dr. Dietmar P. Rabussay, President

[signature]
Allen C. Stout, Secretary

51

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:18 PM 02/12/2007
FILED 05:18 PM 02/12/2007
SRV 070157733 - 0920186 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INCOMED CORPORATION

IT IS HEREBY CERTIFIED THAT:

(1) The name of this corporation is INCOMED CORPORATION.

(2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on August 12, 1981 under the name of THE THOROUGHBRED HORSE COMPANY.

(3) The following Amended and Restated Certificate of Incorporation (i) amends and restates the provision of the Certificate of Incorporation originally filed with the Secretary of State of the State of Delaware on August 12, 1981, and (ii) supercedes the original Certificate of Incorporation and all prior amendments and restatements thereto in their entirety.

ARTICLE I

The name of this Corporation is INCOMED CORPORATION.

ARTICLE II

The address of its registered office in the State of Delaware is 40 East Division Street, Suite A, in the City of Dover, County of Kent. The name of its registered agent at such address is Paracorp Incorporated.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").

ARTICLE IV

A. Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of (a) One Hundred Million (100,000,000) shares of Common Stock, par value $0.0001 per share ("Common Stock"), and (b) Ten Million (10,000,000) shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

B. Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

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- 1 -

52

C. Common Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2. Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefore.

D. General.

1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as set forth in the Bylaws.

ARTICLE VI

The election of directors at an annual or special meeting of stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The provisions of this Article VII shall be deemed to constitute a contract between the

-2-

53

Corporation and each director and officer of the Corporation serving in such capacity at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE VIII

To the fullest extent permitted by the Delaware Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, as currently in existence or hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the Delaware Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE IX

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chief Executive Officer of the Corporation, the Chairman of the Board of Directors or the Board of Directors or a Committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call special meetings of the stockholders. Such special meetings may not be called by any other person or persons.

ARTICLE X

Effective on February 12, 2007, there shall be a one-for-twenty-five split of all issued and outstanding common stock of the Corporation such that for every twenty-five shares of common stock outstanding on such recording date, the shareholder of that common stock of record on such recording date shall thereafter own one share of common stock.

(4) The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended.

(5) The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said InCoMed Corporation has caused this Certificate to be signed by duly authorized officers on this 29th day of January 2007.

By: Larry B. Franklin, President and Secretary

F:\L\D\InCoMed\Docs\AmdArt1.doc

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54

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:07 PM 02/20/2007
FILED 02:07 PM 02/20/2007
SRV 070192453 - 0920186 FILE

AMENDEDMENT TO CERTIFICATE OF INCORPORATION

OF

INCOMED CORPORATION

IT IS HEREBY CERTIFIED THAT:

(1) The name of this corporation is INCOMED CORPORATION.

(2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on August 12, 1981 under the name of THE THOROUGHBRED HORSE COMPANY.

(3) Pursuant to Section 242 of the Delaware General Corporation Law, the Certificate of Incorporation of the corporation is hereby amended to change the name of this corporation as follows:

ARTICLE I

The name of this Corporation is INTERNATIONAL ALLY GROUP, INC.

(4) The foregoing Amendment to Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the Delaware General Corporation Law, as amended.

(5) The foregoing Amendment to Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said InCoMed Corporation has caused this Certificate to be signed by duly authorized officers on this 14th day of February 2007.

By: ______________________
Matthew Mills, President

By: ______________________
Jennifer Mills, Secretary

F:\LDM\InCoMed\Docs\AmdArt2.doc

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55

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERNATIONAL ALLY GROUP, INC.", CHANGING ITS NAME FROM "INTERNATIONAL ALLY GROUP, INC." TO "GREEN SHORES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 2009, AT 7:03 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTY-FIRST DAY OF JANUARY, A.D. 2009.

Jeffrey W. Bullock, Secretary of State

0920186 8100

090065497

AUTHENTICATION: 7110944

DATE: 01-30-09

You may verify this certificate online at corp.delaware.gov/authver.shtml

56

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:03 PM 01/23/2009
FILED 07:03 PM 01/23/2009
SRV 090065497 – 0920186 FILE

AMENDEDMENT TO CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL ALLY GROUP, INC.

IT IS HEREBY CERTIFIED THAT:

(1) The name of this corporation is INTERNATIONAL ALLY GROUP, INC.

(2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on August 12, 1981 under the name of THE THOROUGHBRED HORSE COMPANY.

(3) Pursuant to Section 242 of the Delaware General Corporation Law, the Certificate of Incorporation of the corporation is hereby amended to change the name of this corporation and to effect a one-for-two split of all issued and outstanding common stock of the corporation effective on January 31, 2009. Article I is amended as follows and Article XI is added as follows:

ARTICLE I

The name of this Corporation is GREEN SHORES, INC.

ARTICLE X

Effective on January 31, 2009, there shall be a one-for-two split of all issued and outstanding common stock of the Corporation such that for every two shares of common stock outstanding on such recording date, the shareholder of that common stock of record on such recording date shall thereafter own one share of common stock.

(4) The foregoing Amendment to Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the Delaware General Corporation Law, as amended.

(5) The foregoing Amendment to Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said International Ally Group, Inc. has caused this Certificate to be signed by duly authorized officers on this 15th day of January 2009.

By: ______________________
David Toomey, President

By: ______________________
David Toomey, Secretary

C:\Documents and Settings\[illegible]\Local Settings\Temporary Internet Files\Content.Outlook\[illegible].doc

57

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GREEN SHORES, INC.", CHANGING ITS NAME FROM "GREEN SHORES, INC." TO "PACIFIC SHORE HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JULY, A.D. 2010, AT 4:29 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

0920186 8100

100773188

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 8134784

DATE: 07-26-10

58

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:29 PM 07/26/2010
FILED 04:29 PM 07/26/2010
SRV 100773188 - 0920186 FILE

AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

GREEN SHORES, INC.

IT IS HEREBY CERTIFIED THAT:

(1) The name of this corporation is GREEN SHORES, INC.

(2) The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on August 12, 1981 under the name of THE THOROUGHBRED HORSE COMPANY.

(3) The amendment to the corporation's Certificate of Incorporation set forth below has been duly adopted by the corporation's Board of Directors and a majority of the corporation's stockholders in accordance with Section 242 of the Delaware General Corporation Law, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

ARTICLE I

The name of this Corporation is PACIFIC SHORE HOLDINGS, INC.

ARTICLE IV

A. Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000) shares, consisting of (a) Two Hundred Ninety Million (290,000,000) shares of Common Stock, par value $0.0001 per share ("Common Stock"), and (b) Ten Million (10,000,000) shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

B. Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

C. Common Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2. Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the

F:\LDMPFH\Docs\AmdACI-GSI-NmlCert.doc

59

Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefore.

D. General.

1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation's capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

(4) The foregoing Amendment to Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the Delaware General Corporation Law, as amended.

(5) The foregoing Amendment to Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, with the approval of the corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Green Shores, Inc. has caused this Certificate to be signed by duly authorized officers on this 31st day of May 2010.

By: ______________________
David Rooney, President

By: ______________________
David Rooney, Secretary

[illegible]

60

8801650115

Certificate

for Renewal and Revival of Charter

FILED 9AM
JUN 13 1988
[signature]
SECRETARY OF STATE

ALCO INTERNATIONAL GROUP, INC., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 12th day of August 19 81, and recorded in the office of the Recorder of Deeds for Kent County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Alco International Group, Inc.

2. Its registered office in the State of Delaware is located at 410 South State St. Street, City of Dover Zip Code 19901 County of Kent the name and address of its registered agent is United Corporate Services, Inc., 410 South State St., Dover, Delaware 19901.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1988, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 19 88, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Russell P. McCain the last and acting President, and Mary P. Green, the last and acting Secretary of Alco International Group, Inc., have hereunto set their hands to this certificate this ______ day of ______

x [signature: Russell McCain]
Last and Acting President

ATTEST:

x [signature: Mary P. Green]
Last and Acting Secretary

DOCUMENT NO. 2045/01/00/02

61

P.3

899353219

CERTIFICATE OF DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS OF
$1.00 CONVERTIBLE PREFERRED STOCK, SERIES I
OF
ALCO INTERNATIONAL GROUP, INC.

FILED
DEC 19 1989
10Am

Filed Pursuant to Section 151(g) of the
Delaware General Corporation Law

The undersigned, Russell P. McCain, President of Alco International Group, Inc., a Delaware corporation ("Company"), pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, does hereby state and certify that the Board of Directors, at a meeting thereof duly called and held on November 14, 1989, at which meeting a quorum was present, duly adopted the following resolutions providing for the issue of a $1.00 Convertible Preferred Stock, Series I and further providing for the designations, powers, preferences, and relative, participating, optional and other special rights thereof, and the qualifications, limitations or restrictions thereof, all in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that 1,000,000 shares of $1.00 Convertible Preferred Stock, Series I shall have the rights and preferences set forth in the attached "Statement of Designations, Powers, Preferences and Rights of $1.00 Convertible Preferred Stock, Series I".

FURTHER RESOLVED, that, before the Company shall issue any shares of the $1.00 Convertible Preferred Stock, Series I, a Certificate pursuant to Section 151(g) of the Delaware General Corporation Law shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Section 151(g), and the proper officers of the Company are hereby authorized and directed to do all acts and things that may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolution.

HDW/AA89-0533
070889

62

DEC 19 '89 15:27 BROAD & CASSEL MIAMI P.4

IN WITNESS WHEREOF, this Certificate has been signed by Russell P. McCain, President of the Company, this 14th day of November, 1989.

Russell P. McCain, President

ATTEST:

By: ____________________
Scott E. Salpeter, Secretary

STATE OF Florida )
) SS:
COUNTY OF Dade )

BEFORE ME, a notary public authorized to take acknowledgements in the State and County set above, personally appeared Russell P. McCain, known to me and known by me to be one of the persons who executed the foregoing statement and he acknowledged before me that he executed the statement.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 14th day of November, 1989.

Notary Public

My Commission Expires:

Notary Public State of Florida
My Commission Expires OCT. 15, 199?

- 2 -

...SDW/AA89-0533
?70889

63

STATEMENT OF DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS OF
$1.00 CONVERTIBLE PREFERRED STOCK, SERIES I
OF
ALCO INTERNATIONAL GROUP, INC.

A. Designation. An aggregate of 1,000,000 shares of the authorized but unissued shares of Preferred Stock of the Company, par value $.001 per share (the "Preferred Stock") is hereby designated as "$1.00 Convertible Preferred Stock, Series I" (hereinafter referred to as "Series I Preferred Stock").

B. Dividend Rate. The holders of record of shares of the Series I Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in cash at the rate of eight and three-fourths percent (8 3/4%) per share of the face amount ($1.00 per share) of such shares, per annum, and no more, which shall accrue day by day and be payable quarterly, in arrears, on the fifteenth day following the last day of each quarter (the "dividend date") except as otherwise provided herein. In the event of any deficiency with respect to the payment in full of cash dividends on the Series I Preferred Stock for any quarter, the Board of Directors shall not declare, and the Company shall not pay, dividends to the holders of shares of the Common Stock of the Company during the quarter in question.

The foregoing notwithstanding, dividends shall accrue and not be paid during the first two (2) years following issuance of the Series I Preferred Stock by the Company. Dividends accrued and unpaid during the twenty-four (24) month period commencing from the date of issuance shall be paid on the first day of the twenty-fifth (25th) month following the date of issuance. Payment of dividends accruing after the two (2) year period following issuance of the Series I Preferred Stock shall commence on the ninetieth (90th) day following the second anniversary date of issuance.

C. Voting Rights. Except as otherwise required by law, the holders of shares of Series I Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Company or for any other purpose.

D. Conversion Rights. The shares of Series I Preferred Stock and any accrued and unpaid dividends thereon shall be convertible, in whole or in part, at the option of the holders thereof, during the two (2) year period following the issuance of the Series I Preferred Stock at the office of any duly appointed transfer agent for the Series I Preferred Stock, and at such other office or offices, if any, as the Board of Directors of the Company may determine, into fully paid and non-assessable shares of Common Stock of the Company at the conversion rate of one share of Common Stock for each One Dollar ($1.00) of face amount of Series I Preferred Stock, and one share of Common Stock for each One Dollar ($1.00) of accrued and unpaid dividends, provided, however, that the election(s) to so convert are made by the holder within twenty-four (24) months from the issuance of the Series I Preferred Stock by the Company.

EXHIBIT A

64

DEC 19 '85 15:20 [illegible] P.[illegible]

At the expiration of the two (2) year period following the issuance of the Series I Preferred Stock by the Company provided ten (10) days prior written notice has been given, the holder of the Series I Preferred Stock shall have the option to either:

(i) continue holding his shares of Series I Preferred Stock with the right to convert, at any time, in whole or in part, at the aforementioned offices, his shares of Series I Preferred Stock into fully paid and non-assessable shares of Common Stock of the Company at the conversion rate of one share of Common Stock for each Two and 50/100 Dollars ($2.50) of face amount of Series I Preferred Stock, and to receive, immediately upon election of this option, payment of all dividends accrued and unpaid during the two (2) year period following issuance; or

(ii) immediately convert, in whole or in part, at an office designated by the Company's Board of Directors, his shares of Series I Preferred Stock and 50% of all dividends accrued and unpaid during the two (2) year period following issuance into fully paid and non-assessable shares of Redeemable Preferred Stock of the Company at the conversion rate of one share of Redeemable Preferred Stock for each share of Series I Preferred Stock and one share of Redeemable Preferred Stock for each One Dollar ($1.00) of accrued and unpaid dividends and the balance of the accrued dividend in cash. The Redeemable Preferred Stock shall have the powers, preferences and rights as designated in the Company's Statement of Designations, Powers, Preferences and Rights of such $1.00 Redeemable Preferred Stock.

Written notice of election of option (i) or (ii) above must be made by the holder of the Series I Preferred Stock at least ten (10) days prior to the expiration of the two (2) year period following issuance of the Series I Preferred Stock. In the event no notice is given, the holder shall be deemed to have experienced option (i) above.

The rates at which the Common Stock and Redeemable Preferred Stock shall be deliverable in exchange for shares of Series I Preferred Stock upon conversion thereof are hereinafter referred to as the "conversion rates" for the Series I Preferred Stock. The conversion rates shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, such adjustment would require an increase or decrease of at least 1% in such rates. Any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carries forward, amounts to 1% or more.

Before any holder of Series I Preferred Stock shall be entitled to convert the same as provided herein, he shall surrender the certificate or

- 2 -

65

DEC 19 '03 10:25 [illegible] P.7

certificates for such Series I Preferred Stock at any office hereinabove mentioned, which certificate or certificates shall be duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank, unless the Company shall waive such requirement, and shall give written notice to the Company at any of said offices that he elects so to convert said Series I Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

The Company will as soon as practicable after such surrender of certificates for Series I Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office of any transfer agent appointed as aforesaid, or at such other office or offices, if any, to the person for whose account such Series I Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the highest number of whole shares of Common Stock or Redeemable Preferred Stock, as the case may be, to which he shall be entitled as aforesaid, with no cash adjustment for any fraction of a share in excess of the number of whole shares of Common Stock or Redeemable Preferred Stock into which the surrendered Series I Preferred Stock are converted. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series I Preferred Stock to be converted and the rights of the converting holder of the shares of the Series I Preferred Stock as such holder shall cease and the person or persons in whose name or names the certificates for shares of Common Stock or Redeemable Preferred Stock, as the case may be, upon conversion of such Series I Preferred Stock are to be issued shall be treated for all purposes as the record holder or holders of such Common Stock or Redeemable Preferred Stock at the close of business on such date. The Company shall not be required to convert, and no surrender of Series I Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of Series I Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series I Preferred Stock was surrendered, and at the conversion rate in effect at the date of such surrender. In the event of any liquidation, dissolution or winding up of the affairs of the Company, all conversion rights of the holders of Series I Preferred Stock shall terminate on the date fixed by resolution of the Board of Directors of the Company, which date shall not be later than 10 days nor earlier than 20 days prior to such liquidation, dissolution or winding up.

(1) If the Company shall at any time pay a dividend on its Common or Redeemable Preferred Stock in Common or Redeemable Preferred Stock, subdivide its outstanding shares of Common or Redeemable Preferred Stock into a larger number of shares or combine its outstanding shares of Common or Redeemable Preferred Stock into a smaller number of shares by reclassification or otherwise, the conversion rates in effect immediately prior thereto shall be adjusted so that each share of Series I Preferred Stock shall thereafter be convertible into the number of shares of Common or Redeemable Preferred Stock

- 3 -

66

which the holder of a share of Series I Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

(2) If the Company shall distribute to all holders of shares of Common Stock or Redeemable Preferred Stock any assets (other than any dividend payable solely in cash out of retained earnings), any rights to subscribe (other than those referred to in the paragraph immediately preceding subparagraph (1) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock or Redeemable Preferred Stock), then in each such case the number of shares of Common Stock or Redeemable Preferred Stock into which each share of Series I Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock or Redeemable Preferred Stock into which each share of Series I Preferred Stock was theretofore convertible on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the average market price per share (determined as provided in subparagraph (3) below) of the Common Stock or Redeemable Preferred Stock on such record date and the denominator of which shall be such average market price per share less the then fair market value (as determined, in the case of assets other than cash, in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) of the portion of the assets or evidence of indebtedness or securities so distributed or of such subscription rights applicable to one (1) share of Common Stock or Redeemable Preferred Stock. Such adjustment shall become effective retroactively immediately after the record date.

(3) For the purpose of any computation under this paragraph D, the average market price per share of Common Stock or Redeemable Preferred Stock on any date shall be the average of the closing bid and asked price on the day prior to the date in question. The bid and asked prices shall be those prices on the National Association of Securities Dealers Quotation System or, if the Common Stock or Redeemable Preferred Stock is not traded on such system, on the National Association of Securities Dealers "pink sheets", or if not listed on the "pink sheets", the average of the closing bid and asked prices as furnished by a New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose, or if there is no market price available, at the rate determined by the Company's Board of Directors.

(4) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a merger not involving any reclassification, conversion, or exchange of Common Stock, in which the Company is the surviving corporation), or in case of any sale or conveyance of

- 4 -

67

DEC 19 '03 13:38 BROWN & CASSEL, MIAMI P.9

all or substantially all of the property of the Company, each share of Series I Preferred Stock shall thereafter be convertible into the number of shares of stock (of any class or classes) or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock or Redeemable Preferred Stock into which such share of Series I Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder of the Series I Preferred Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rates) shall thereafter be applicable, as near as reasonably practical, in relation to any share of stock or other securities or other property thereafter deliverable upon the conversion of the Series I Preferred Stock.

(5) Whenever the conversion rates are adjusted as herein provided, the Company shall forthwith file with any transfer agent or agents for the Series I Preferred Stock appointed as aforesaid a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this paragraph D, and in reasonable detail the facts requiring such adjustment. Such transfer agents shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this subparagraph (5) and in the absence of any such notice each transfer agent may conclusively assume that there has been no such change.

The Company shall at all times reserve and keep available, out of its authorized and unissued or treasury shares of Common Stock or Redeemable Preferred Stock, or other stock or securities deliverable upon conversion pursuant to this paragraph D, solely for the purpose of effecting the conversion of the Series I Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series I Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of its Common Stock or Redeemable Preferred Stock if at any time the number of shares of Common Stock or Redeemable Preferred Stock remaining unissued or treasury shares of Common Stock or Redeemable Preferred Stock shall not be sufficient to permit the conversion of all the then outstanding Series I Preferred Stock.

- 5 -

68

899353220

CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF $1.00 REDEEMABLE PREFERRED STOCK OF ALCO INTERNATIONAL GROUP, INC.

Filed Pursuant to Section 151(g) of the Delaware General Corporation Law

FILED

DEC 19 1989 10:01 AM

The undersigned, Russell P. McCain, President of Alco International Group, Inc., a Delaware corporation ("Company"), pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, does hereby state and certify that the Board of Directors, at a meeting thereof duly called and held on November 14, 1989, at which meeting a quorum was present, duly adopted the following resolutions providing for the issue of a $1.00 Redeemable Preferred Stock and further providing for the designations, powers, preferences, and relative, participating, optional and other special rights thereof, and the qualifications, limitations or restrictions thereof, all in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law:

RESOLVED, that 1,000,000 shares of $1.00 Redeemable Preferred Stock shall have the rights and preferences set forth in the attached "Statement of Designations, Powers, Preferences and Rights of $1.00 Redeemable Preferred Stock".

FURTHER RESOLVED, that, before the Company shall issue any shares of the $1.00 Redeemable Preferred Stock, a Certificate pursuant to Section 151(g) of the Delaware General Corporation Law shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Section 151(g), and the proper officers of the Company are hereby authorized and directed to do all acts and things that may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolution.

RC/CF89-067.1
070889

69

The Company will pay any and all issue and other taxes that may be payable in respect of any issue of delivery of shares of Common Stock or Reddemable Preferred Stock on conversion of Series I Preferred Stock pursuant thereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or Redeemable Preferred Stock in a name other than that in which the Series I Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

E. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holder of any Common Stock or of any stock ranking junior to the Series I Preferred Stock in respect of distribution of assets, the holders of the Series I Preferred Stock shall be entitled to receive $1.00 per share. No payment or adjustment shall be made on account of accrued and unpaid dividends on the Series I Preferred Stock.

In the event the assets of the Company available for distribution to the holders of shares of the Series I Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding paragraph, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Series I Preferred Stock, except that a proportionate distributive amount shall be paid on account of the shares of the Series I Preferred Stock and any other class of shares ranking on a parity with the Series I Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

F. No Sinking Fund. The shares of Series I Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such shares.

G. Status of Converted Shares. Any shares of the Series I Preferred Stock that at any time shall have been converted pursuant to paragraph D or that have been otherwise repurchased by the Company, shall after such conversion or repurchase have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

- 6 -

70

IN WITNESS WHEREOF, this Certificate has been signed by Russell P. McCain, President of the Company, this 14th day of November, 1989.

Russell P. McCain, President

ATTEST:

By: Scott E. Salpeter, Secretary

STATE OF FLORIDA )
) SS:
COUNTY OF DADE )

BEFORE ME, a notary public authorized to take acknowledgements in the State and County set above, personally appeared Russell P. McCain, known to me and known by me to be one of the persons who executed the foregoing statement and he acknowledged before me that he executed the statement.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 14th day of November, 1989.

Notary Public

My Commission Expires:

Notary Public State of Florida
My Commission Expires OCT. 15, 1990

ERC/CF89-0671
070889

- 2 -

71

STATEMENT OF DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS OF
$1.00 REDEEMABLE PREFERRED STOCK
OF
ALCO INTERNATIONAL GROUP, INC.

A. Designation. An aggregate of 1,000,000 shares of the authorized but unissued shares of Preferred Stock of the Company, par value $.01 per share (the "Preferred Stock"), is hereby designated as "$1.00 Redeemable Preferred Stock" (hereinafter referred to as "Redeemable Preferred Stock").

B. Dividend Rate. The holders of record of shares of the Redeemable Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends in cash at the rate of nine and one-half percent (9 1/2%) per share on the face amount ($1.00 per share) of such shares, per annum, and no more, which shall accrue day by day and be payable quarterly, in arrears, on the fifteenth day following the last business day of each quarter (the "dividend date"). In the event of any deficiency with respect to the payment in full of cash dividends on the Redeemable Preferred Stock for any quarter, the Board of Directors shall not declare, and the Company shall not pay, dividends to the holders of shares of the Common Stock of the Company during the quarter in question.

C. Voting Rights. Except as otherwise required by law, the holders of shares of Redeemable Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Company or for any other purpose.

D. Mandatory Redemption. The Redeemable Preferred Stock shall be redeemed by the Company, on the last day of each quarter or earlier if the Company so chooses (the "redemption date"), in equal increments over eight years, beginning on the date of issuance. The Redeemable Preferred Stock shall be redeemed at the redemption price of $1.00 plus an amount equal to any dividends accrued and unpaid on the shares to be redeemed through the redemption date. The shares to be redeemed shall be selected in such manner as determined by the Board of Directors.

Notice of any redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Company, addressed to each holder of record of Redeemable Preferred Stock to be redeemed at his last address as the same appears on the books of the Company, at least ten (10) days prior to the redemption date. If such notice of redemption shall have been duly mailed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents for such stock, and if on or before the redemption date, all funds necessary for such redemption shall have been set aside by the Company in trust for the account of the holders of the shares of Redeemable Preferred Stock to be redeemed so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Redeemable Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Redeemable Preferred Stock represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such shares of Redeemable Preferred Stock no rights in or with respect to the Company except the right to receive the redemption price thereof, without interest, upon the

C/ERC/CF89-0670

72

surrender of such certificate or certificates, and after the redemption date, such shares of Redeemable Preferred Stock shall not be transferable on the books of the Company.

E. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distributed or payment shall be made to the holder of any Common Stock or of any stock ranking junior to the Redeemable Preferred Stock in respect of distribution of assets, the holders of the Redeemable Preferred Stock shall be entitled to receive $1.00 per share.

In the event the assets of the Company available for distribution to the holders of shares of the Redeemable Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding paragraph, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Company ranking on a parity with or junior to the shares of the Redeemable Preferred Stock, except that a proportionate distributive amount shall be paid on account of the shares of the Redeemable Preferred Stock and any other class of shares ranking on a parity with the Redeemable Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

F. No Sinking Fund. The shares of Redeemable Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such shares.

G. Status of Redeemed Shares. Any shares of the Redeemable Preferred Stock that shall have been redeemed pursuant to paragraph D or that have been otherwise repurchased by the Company, shall after such redemption or repurchase have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

-2-

C/ERC/CF89-067D

73

BROAD and CASSEL TEL No.3739495 Nov 10.89 16:03 No.021 P.03

899317074

FILED

NOV 13 1989
10 A.M.
[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ALCO INTERNATIONAL GROUP, INC.

The undersigned, Russell P. McCain, the President and Mary P. Green, the Secretary, of Alco International Group, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation of the Corporation, as amended, be further amended by repealing the fourth, seventh and tenth Articles as contained therein, and substituting the following:

FOURTH: This corporation is authorized to issue two classes of shares to be designated, respectively, "common stock" and "preferred stock." The total number of shares of common stock authorized to be issued shall be One Hundred Million (100,000,000), $.001 par value, and the total number of shares of preferred stock authorized to be issued shall be ten million (10,000,000), $.001 par value.

The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to establish from time to time by resolution the number of shares to be included in each such series, and to fix the destination, powers, preferences and relative participating, optional conversion and other special rights of the shares of each such series and the qualifications, limitations of restrictions thereof, including but not limited to the fixed or alteration of the dividend rights, conversion rights, voting rights, rights and terms of redemption, and liquidation preferences, all to the fullest extent now and hereafter permitted by the General Corporation Law of the State of Delaware; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series.

SEVENTH: (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she or a person of whom he or she is a legal

LLK/CP89-0446

74

BROBU and CASSEL TEL No.5769495 Nov.10,89 16:03 No.021 P.04

representative, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, partner, trustee, employee, or agent or in any other capacity while serving as a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the corporation to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually & and reasonably incurred or suffered by such person in connection therewith. The right to indemnification granted in this Section 7(1) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined (including the final resolution of any suit brought pursuant to Section 7(2) that such director or officer is not entitled to be indemnified under this Section 7(1) or otherwise. The indemnification granted in this Section 7(1) shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Section 7(2) of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

(2) Right of Claimant to Bring Suit. If a claim under Section 7(1) of this Article is not paid in full by the

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corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, upon tender of any required undertaking) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification shall be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to this Section a final nonappealable order in such action shall constitute the ultimate determination of the claimant's right to indemnification.

(3) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the stockholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide a claimant with the broadest but nonduplicative indemnity to which she or he is entitled.

(4) Insurance, Contracts, and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense,

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liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware. The corporation may enter into contracts granting indemnity to any director or officer of the corporation and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to secure or ensure the payment of such amounts as may be necessary to effect indemnification.

(5) Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the General Corporation Law of the State of Delaware or otherwise.

(6) Partial Indemnification. If a claimant is entitled to indemnification by the corporation for some or a portion of expenses, liabilities or losses actually and reasonably incurred by claimant in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the corporation shall nevertheless indemnify claimant for the portion of such expenses, liabilities or losses to which claimant is entitled.

(7) Successors and Assigns. All obligations of the corporation to indemnify any director or officer shall be (i) binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the director or officer. The corporation shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the corporation.

(8) Severability. In the event that any provision of this Article is determined by a court to require the corporation to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article shall remain in full force and effect.

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TENTH: The personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated, except (i) for any liability of the director's duty of loyalty corporation or to its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to the date when the Article Tenth becomes effective. If after this Article Tenth becomes effective the General Corporation Law of the State of Delaware is amended to authorize broader elimination or limitation of liability of a director, then in addition to the foregoing elimination of liability, upon the effective date of such amendment the liability of the director shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the General Corporation Law of the State of Delaware, as amended. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. No repeal or amendment of this Certificate of Incorporation shall adversely affect any right or any elimination or limitation of liability of a director existing at the time of the repeal or amendment.

SECOND: That the aforesaid amendment was duly adopted by the Board of Directors and Shareholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation this 10th day of November, 1989.

By: [signature]
Russell P. McCain, President

ATTEST: [signature]
Mary P. Green, Secretary

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STATE OF FLORIDA )
) SS:
COUNTY OF BROWARD )

On this 10th day of November, 1989, before me, the undersigned a Notary Public of said State, duly commissioned and sworn, personally appeared Mary P. Green, Secretary of Alco International Group, Inc., to me known, and who executed the within, and who, being sworn by me, did acknowledge that she executed the same as his voluntary act and deed.

NOTARY PUBLIC,
STATE OF FLORIDA

My Commission Expires:

Notary Public State of Florida
My Commission Expires OCT. 15, 1990

STATE OF FLORIDA )
) SS:
COUNTY OF BROWARD )

On this 10th day of November, 1989, before me, the undersigned a Notary Public of said State, duly commissioned and sworn, personally appeared Russell P. McCain, President of Alco International Group, Inc., to me known, and who executed the within, and who, being sworn by me, did acknowledge that he executed the same as his voluntary act and deed.

NOTARY PUBLIC,
STATE OF FLORIDA

My Commission Expires:

Notary Public State of Florida
My Commission Expires OCT. 15, 1990

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/15/1991
911355113 - 920186

P.3

Certificate

for Renewal and Revival of Charter

Alco International Group, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is Alco International Group, Inc.

2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington Zip Code 19801 County of New Castle the name and address of its registered agent is The Corporation Trust Company

3. The date of filing of the original Certificate of Incorporation in Delaware was August 12, 1981.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1990, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1990, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Russell P. McCain the last and acting President, and Scott E. Salpeter last and acting Secretary of Alco International Group, Inc., have hereunto set their hands to this certificate this 14th day of May 1991.

ATTEST:

Last and Acting President
Russell P. McCain

Last and Acting Secretary
Scott E. Salpeter

DOCUMENT NO. 35-91/70/N91

E.d

MAY 15 '91 15:52 ST.OF DE. DIV. OF CORPORATIONS

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Exhibit C

Bylaws of Pacific Shore Holdings, Inc.

81

Amendment to

BYLAWS

OF

PACIFIC SHORE HOLDINGS, INC.

a California corporation

The following provision of the Bylaws of Pacific Shore Holdings, Inc., dated January 25, 2008 (the “Bylaws”), is hereby amended and restated:

The first two sentences of Section 3.02 of the Bylaws are hereby amended and restated in their entirety as follows:  “The Corporation shall have no fewer than four (4) nor more than seven (7) directors.  Initially the exact number of directors will be seven (7).”

The Bylaws shall remain in effect as modified by this Amendment except to the extent that the Bylaws contradict the Amendment, in which case this Amendment shall govern.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of Pacific Shore Holdings, Inc., a California corporation (the “Company”), and that the foregoing Amendment to the Bylaws was adopted on May 25, 2012 by the duly elected directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of June 2012.

Jennifer Mills, Secretary

82

BYLAWS

OF

PACIFIC SHORE HOLDINGS, INC.

a California corporation

Adopted January 25, 2008

83

Pacific Shore Holdings, Inc.

a California corporation

BYLAWS

84

85

86

BYLAWS

OF

PACIFIC SHORE HOLDINGS, INC.

a California corporation

Article I. General Provisions

Section 1.01.Principal Office. The principal executive office of the Corporation shall currently be located at 9736 Eton Avenue, Chatsworth, California 91311. The Board of Directors may fix and locate one or more additional or substitute offices within or without the State of California.

Article II. Meetings of Shareholders

Section 2.01. Place of Meetings. The Board of Directors may designate any place within or without the State of California for the holding of any meeting or meetings of shareholders. In the absence of such a designation by the Board of Directors, the shareholders may designate the place for such meeting or meetings by obtaining written consent of all the persons entitled to vote thereat; provided, that, in the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

Section 2.02. Annual Meetings.The Board of Directors by resolution shall designate the time, place and date (which shall be in the case of the first annual meeting, not more than 15 months after the organization of the Corporation and, in the case of all other annual meetings, no more than 15 months after the date of the last annual meeting) of the annual meeting of shareholders for the election of directors and the transaction of any other proper business.

Section 2.03. Special Meetings. Special meetings of shareholders may be called at any time, for any purpose or purposes whatsoever, by the President, by the Chairman of the Board, by the Board of Directors, or by one or more shareholders holding not less than ten (10) percent of the voting shares of the Corporation.

Section 2.04. Notice of Meetings.

A. Written notice of all meetings of shareholders shall be given to each shareholder entitled to vote by the Secretary or by any Assistant Secretary, or by any other person whom the Board of Directors may charge with that duty. Such notice shall be given, either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears or is given, the notice should be addressed at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with these Bylaws (“Bylaws”) executed by the Secretary, Assistant Secretary or any transfer agent shall be prima facie evidence of the giving of the notice or report. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, then all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand at the principal executive office of the Corporation for a period of one year from the date of giving of the notice or report to the other shareholders.

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B. All notices shall be given not fewer than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders; provided, however, that any shareholder approval at an annual meeting, other than unanimous approval by those entitled to vote pursuant to Section 310, 902, 1201, 1900 or 2007 of the California General Corporation Law, shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in any written waiver of notice, and provided further, that any unanimous shareholder approval at an annual meeting by those entitled to vote pursuant to Section 310, 902, 1201, 1900 or 2007 of the California General Corporation Law shall be valid even though the general nature of the proposal so approved was not stated in the notice of meeting or in any written waiver of notice. A notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Section 2.05. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares of the Corporation at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.06.Adjourned Meeting and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.05 of these Bylaws. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting in which such adjournment is taken except that, when any meeting is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting; a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat. At the adjourned meeting the Corporation may transact any business which could have been transacted at the original meeting.

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Section 2.07. Voting at Meetings.

A. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be the persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 2.08 of these Bylaws.

B. Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law and to the following provisions:

(1) subject to clause (8) below, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of the shares into the holder's name;

(2) subject to clause (8) below, shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of them into the trustee's name;

(3) shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed;

(4) subject to the provisions of Section 705 of the California General Corporation Law and of Section 2.09 of these Bylaws, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred;

(5) shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the minority, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to the Corporation;

(6) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown;

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(7) shares of the Corporation owned by any subsidiary of the Corporation shall not be entitled to vote on any matter;

(8) shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary of the Corporation, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares; and

(9) if shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) if only one votes, such act binds all;

(b) if more than one vote, the act of the majority so voting binds all;

(c) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of the above shall be a majority or even split in interest.

C. Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or he may distribute his votes on the same principle among as many candidates as he thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination before the voting and the shareholder has given notice, and then all shareholders may cumulate their votes for candidates in nomination.

D. Elections need not be by ballot provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

E. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are shall be elected.

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Section 2.08. Record Date.

A. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of shares. The record date so fixed shall not be more than 60 nor fewer than ten days before the date of the meeting, nor more than 60 days before any other action. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of, and to vote at, the meeting, or to receive the dividend, distribution or allotment or rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date or the meeting is adjourned for more than 45 days from the date set for the original meeting.

B. If the Board of Directors does not fix a record date, then the record date for determining which shareholders are entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than those set forth in this Section and Section 2.12 of these Bylaws shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or on the 60th day before the date of such other action, whichever is later.

Section 2.09. Proxies.

A. Every person entitled to vote or to execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it before the vote pursuant thereto, except as otherwise provided in this Section or by law. Revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person who executed the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmarked date on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of the death or incapacity is received by the Corporation.

B. Except when other provision shall have been made by written agreement between the parties, the record holder of shares held by a pledgee or otherwise as security or belonging to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action.

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C. A proxy stating that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following:

(1) a pledgee;

(2) a person who has bought or agreed to buy or holds an option to buy the shares of a person who has sold a portion of such person's shares in the Corporation to the maker of the proxy;

(3) a creditor or creditors of the shareholder who extended or continued credit to the shareholder in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit, provided, that no liabilities shall be deemed to be incurred by the Corporation as a result of this provision;

(4) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

(5) a person designated by or under an agreement under Section 706 of the California General Corporation Law; or

(6) a beneficiary of a trust with respect to shares held by the trust.

D. Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or the agreement to buy is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the shareholder is paid, or the period of employment provided for in the contract of employment has terminated.

E. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a buyer of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appear on the certificate representing such shares.

Section 2.10. Inspectors of Election.

A. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If the Board of Directors does not appoint inspectors of election, then the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or at the meeting by the chairman.

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B. The inspectors of election, impartially, in good faith, to the best of their ability, and as expeditiously as is practical, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 2.11.Consent of Absentees. The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, be present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in subdivision (f) of Section 601 of the California General Corporation Law.

Section 2.12. Action Without Meeting.Subject to Section 603 of the California General Corporation Law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting of shareholders without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action in a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the previous sentence and subject to Section 3.05 of these Bylaws, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Unless a record date for voting purposes has been fixed as provided in Section 2.08 of these Bylaws, the record date for determining shareholders entitled to be given consent pursuant to this Section, when no action has been taken by the Board of Directors, shall be the day on which the first written consent is given.

Section 2.13. Shareholders' Right to Inspect Corporate Records.

A. A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent of such voting shares and have filed a Schedule 14‑A with the Securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders, names and addresses and shareholdings during usual business hours upon five business days, advance written demand upon the Corporation or, (ii) obtain from the transfer agent for the Corporation, upon five business days, advance written notice and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholders by the transfer agent upon request), a list of the names and addresses of the shareholders entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholders after the date of demand.

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B. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

C. The accounting books and records and minutes of proceedings of the shareholders, Board of Directors and committees of the Board of Directors of the Corporation shall be open to inspection and copying upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or holder of such voting trust certificate.

D. Any inspection and copying under this Section may be made in person or by an agent or attorney, and the right to inspect and copy includes the right to make extracts.

Section 2.14. Inspection of Bylaws.The Corporation shall keep at its principal executive office, if in the State of California, and if not, at its principal business office in the State of California, the original or a copy of the bylaws, as amended or otherwise altered to date, certified by the shareholders at all reasonable times during office hours.

ArticleIII. Directors

Section 3.01. Powers.Subject to the limitation of the Articles of Incorporation, of these Bylaws, and of the California General Corporation Law relating to action required to be approved by the shareholders or the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day‑to‑day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Section 3.02. Number of Directors. The Corporation shall have no fewer than three (3) nor more than five (5) directors. Initially the exact number of directors will be three (3). The exact number of directors will be determined from time to time by resolution adopted by approval of the outstanding shares or by the affirmative vote of a majority of the Whole Board of Directors. Notwithstanding the foregoing, before the issuance of any shares and so long as the Corporation has only one shareholder, the number of directors may be one or two, and so long as the Corporation has two shareholders, the number may be two. As used in these Bylaws, the term “Whole Board” means the number of directors that the Corporation would have if there were no vacancies. After the issuance of shares, a bylaw specifying the changing of the maximum or minimum number of directors or changing from a variable to a fixed board or vice versa may be adopted only by approval of the outstanding shares. No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his term of office.

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Section 3.03. Executive Committees.

A. The Board of Directors may, by resolution adopted by the majority of the Whole Board, appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board of Directors except with respect to:

1. The approval of any action for which the California General Corporation Law requires approval of the shareholders or of the outstanding shares;

2. The filling of vacancies on the Board of Directors or on any committee;

3. The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

4. The amendment or repeal of bylaws or the adoption of new bylaws;

5. The amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

6. A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

7. The appointment of other committees of the Board of Directors or the members thereof.

B. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other action of any such committee shall be governed by the provisions of this Article applicable to meetings and action of the Board of Directors. Minutes shall be kept of each meeting of each committee.

Section 3.04. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

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Section 3.05. Vacancies.

A. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

B. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. The shareholders may elect a director or directors, at any time to fill any vacancy or vacancies not filled by the directors. Except as otherwise specifically provided by law, any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to elect the entire Board of Directors. The term of office of any director not elected by the shareholders shall terminate upon such election of a successor.

C. Any director may resign, effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, then a successor may be elected to take office when the resignation becomes effective.

Section 3.06. Removal.

A. Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares of the Corporation, subject to the following: (1) no director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and (2) when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

B. No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his term of office.

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Section 3.07 Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of such designation regular meeting shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal executive office.

Section 3.08. Regular Meetings of the Board of Directors.A regular meeting of the Board of Directors shall be held immediately following each annual meeting of shareholders as provided in Section 2.02 of these Bylaws. Regular meetings of the Board of Directors may be held without notice if the time and place of the meetings are fixed in these Bylaws or by resolution of the Board of Directors.

Section 3.09. Special Meetings.

A. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or if he is unable or refuses to act, by any two directors.

B. Special meetings of the Board of Directors shall be held upon four days written notice by mail, or upon 48 hours' notice given personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail or other electronic means. Any such notice shall be addressed or delivered to each director at his address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, then at the place where the meetings of the directors are regularly held.

C. Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time when it is personally delivered to the recipient or delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or a person at the recipient's office whom the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though adopted at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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Section 3.11. Notice of Adjournment.A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given before the adjourned meeting to the directors who are not present at the time of the adjournment.

Section 3.12. Quorum.A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Except as otherwise provided in the Articles of Incorporation or Bylaws or in the California General Corporation Law, every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.13. Participation in Meetings by Telephone. Members of the Board of Directors may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such a meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 3.14. Action Without Meeting.Any action under any provision of the California General Corporation Law required or permitted to be taken by the Board of Directors, may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.15.Fees and Compensation. Directors and members of committees may receive such compensation for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.16.Directors' Right to Inspect Corporate Records.Every director shall have the right at any time to inspect all books, records, documents, and physical properties of the Corporation and also of its subsidiary corporations, if any, to the extent permitted by law. Such inspection by a director may be made in person or by agent or attorney.

Article IV. Officers

Section 4.01.Officers.The officers of the Corporation shall consist of a president, a secretary, a chief financial officer, and such additional officers as may be appointed in accordance with Section 4.03 of these Bylaws. One person may hold two or more offices, including the offices of president and secretary.

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Section 4.02.Elections.The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03, shall be chosen by, and shall serve at the pleasure of, the Board of Directors.

Section 4.03.Other Officers. The Board of Directors or the President may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as provided in these Bylaws or as the Board of Directors or the President may from time to time determine.

Section 4.04. Removal and Resignation.

A. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the officer under his contract of employment, if any.

B. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, and shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 4.05.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 4.06.Chairman of the Board. The Chairman of the Board, if there is such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

Section 4.07.President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of business and officers of the Corporation. He shall preside at all meetings of shareholders and, in the absence of the Chairman of the Board, or if there is no such officer, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors of the Bylaws.

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Section 4.08. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.

Section 4.09. Secretary.

A. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

B. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

C. The corporate minutes shall be kept in written form. The other information that the Secretary shall keep or cause to be kept shall be kept either in written form or in a form capable of being converted into written form.

D. The Secretary shall give, or cause to be given, notice of all the meetings of shareholders and of the Board of Directors and of any committees thereof required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 4.10. Chief Financial Officer.

A. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid‑in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

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B. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the President, Board of Directors or the Bylaws.

Article V. Indemnification

Section 5.01. Definitions. For the purposes of this Article, “agent” includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. “Proceeding” includes any threatened, pending or completed action or proceeding, whether civil or criminal, administrative or investigative. “Expenses” include attorneys' fees and any expenses of establishing a right to indemnification under Section 5.04 or Section 5.05(C) of these Bylaws.

Section 5.02. Indemnification in Actions by Third Parties. The Corporation shall have the power, to the maximum extent permitted by law, to indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) related in any way to the Corporation or arising out of such person’s capacity as an agent of the Corporation, against expenses, judgments, fines, settlements, expert witness’ fees and other amounts actually and reasonably incurred in connection with the defense, settlement, or other aspect of such proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

Section 5.03. Indemnification in Actions by or in the Right of the Corporation. The Corporation shall have the power, to the maximum extent permitted by law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred in connection with the defense or settlement of such action if he acted in good faith, in a manner he believed to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section:

A. in respect of any claim, issue, or matter as to which such persons shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

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B. of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

C. of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 5.04. Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Section 5.02 or 5.03 of these Bylaws or in defense of any claim, issue or matter therein, he shall be indemnified against his expenses actually and reasonably incurred in connection therewith. Expenses incurred in defending any proceeding shall be advanced by the Corporation to the agent prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if a court of competent jurisdiction enters a final judgment determining that the agent was not entitled to indemnification by the Corporation. In the event the Corporation fails or refuses to provided such indemnification or to advance expenses to an agent, such agent shall be entitled to the expenses incurred by the agent in an action to enforce the right to indemnification and advancement.

Section 5.05. Required Determinations. Except as provided in Section 5.04 of these Bylaws, any indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 5.02 or 5.03 of these Bylaws by:

A. a majority vote of a quorum consisting of directors who are not parties to such proceedings;

B. approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

C. the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

Section 5.06. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

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Section 5.07. Other Indemnification. No provision made by the Corporation to indemnify the directors or officers of the Corporation, or those of a subsidiary of the Corporation for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of the shareholders or directors, an agreement or otherwise, shall be valid unless consistent with Sections 204, 204.5 and 317 of the California General Corporation Law. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 5.08. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in Section 5.04 or Section 5.05(C) of these Bylaws in any circumstance where it appears:

A. that it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

B. that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 5.09. Insurance. The Corporation shall have the power to buy and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

Section 5.10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in his capacity as such, even though he may also be an agent of the Corporation as defined in Section 5.01 of these Bylaws. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than Section 317 of the California General Corporation Law.

Article VI. Miscellaneous

Section 6.01. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to shareholders.

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Section 6.02. Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 6.03. Authority to Execute Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsements thereof, executed or entered into between this Corporation and any other person shall only be valid and binding on this Corporation when signed by the Chairman of the Board, if there is such an officer, the President, the Secretary, or the Chief Financial Officer of the Corporation; provided, that it shall not be binding if the other person knew that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors and, unless so authorized or subsequently ratified by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 6.04. Certificates.

A. Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, if there is such an officer, the President, the Chief Financial Officer, or the Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimiles. If any officer, transfer agent, or registrar who has signed or a facsimile of whose signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

B. Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

C. If the shares of the Corporation are ever classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

(1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued upon the holders thereof;

(2) a summary of such rights, preferences, privileges and restrictions with references to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or

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(3) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in clause (1) above.

D. There shall also appear on the certificate (unless stated or summarized pursuant to clause (1) or (2), above, or Section 417 of the California General Corporation Law) the statements required by all of the following clauses to the extent applicable:

(1) the fact that the shares are subject to restrictions on transfer;

(2) if the shares are assessable or are not fully paid, a statement that they are assessable or the statements required by subdivision (d) of Section 409 of the California General Corporation Law if they are not fully paid;

(3) the fact that the shares are subject to a voting agreement under subdivision (a) of Section 706 of the California General Corporation Law or an irrevocable proxy under subdivision (e) of Section 705 of the California General Corporation Law or restrictions upon voting rights contractually imposed by the Corporation;

(4) the fact that shares are redeemable; and

(5) the fact that the shares are convertible and the period of conversion.

Unless stated on the certificate as required by this paragraph, no restriction upon transfer, liability for assessment or for the unpaid portion of the subscription price, right of redemption, voting agreement under subdivision (a) of Section 706 of the California General Corporation Law, irrevocable proxy under subdivision (E) of Section 705 of the California General Corporation Law or voting restriction imposed by the Corporation shall be enforceable against a transferee of the shares without actual knowledge of such restriction, liability, right, agreement or proxy.

Section 6.05. Transfer of Certificates. When a certificate for shares is presented to the Corporation or its transfer clerk or transfer agent with a request to register the transfer, the Corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (A) the security is endorsed by the appropriate person or persons; (B) reasonable assurance is given that those endorsements are genuine and effective; (C) the Corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (D) any applicable law relating to the collection of taxes has been complied with; and (E) the transfer is not in violation of any federal or state securities law. Where a certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original if the owner: (X) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; (Y) files with the Corporation a sufficient indemnity bond; and (Z) satisfies any other reasonable requirements as may be imposed by the Board of Directors. Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court in the judgment in an action brought under subdivision (b) of Section 419 of the California General Corporation Law.

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Section 6.06. Representation of Shares of Other Corporations. The President of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officer to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised by such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6.07. Employee Stock Purchase or Option Plans.

A. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement, providing for the issuance and sale, for such consideration as may be fixed, of its unissued shares, or of issued shares reacquired or to be reacquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or other rights.

B. Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of the employment (subject to provisions of Chapter 5 of the California General Corporation Law), restrictions upon transfer of the shares and the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board of Directors.

Section 6.08. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine, the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Article VII. Amendments.

Section 7.01. Power of Shareholders. New bylaws may be adopted or these Bylaws may be amended or repealed by approval of the outstanding shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 7.02. Power of Directors. Notwithstanding the rights of the shareholders provided in Section 7.01 of these Bylaws, the Board of Directors shall have, at its sole discretion and independent of the shareholders, the power to adopt, amend or repeal any bylaws other than a bylaw or amendment thereof changing the authorized number of directors as set forth in Section 3.02 of these Bylaws.

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THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of Pacific Shore Holdings, Inc., a California corporation (the “Company”), and that the foregoing Bylaws were adopted as the Bylaws of the Company on January 25, 2008 by the duly elected directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of January 2008.

Matthew Mills, Secretary

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INCOMED CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Dover, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Arlington, State of Texas, at such place as may be fixed from time to time by the board of directors or at such other places either within or without the state of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the chairman of the board or the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the

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corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. The number of directors of the corporation shall be not less than one (1) nor more than seven (7), the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. Any director may resign at any time upon written notice to the corporation.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each of the directors so chosen shall hold office until the next annual election and until his successor is duly elected and qualified or until his earlier resignation or removal. No decrease in the board shall shorten the term of any incumbent director. If; at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special meetings of the board may be called by the chairman of the board or the president, and the chairman of the board or the president or the secretary shall call a special meeting upon the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the chairman of the board or the president or secretary on the written request of the sole director. If given personally, by telephone or by facsimile, the notice shall be given at least 48 hours prior to the meeting. Notice may be given by mail if it is mailed at least three days before the meeting.

Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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COMMITTEES OF DIRECTORS

Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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COMPENSATION OF DIRECTORS

Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 14. Unless otherwise restricted by the certificate of incorporation or by-laws, any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by such removal may be filled by the stockholders at the time of such removal.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors as soon as practicable after each annual meeting of stockholders and shall be a chief executive officer, president, a secretary and a chief financial officer. Any

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number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary, including a chairman of the board, a vice chairman of the board, one or more vice presidents and one or more assistant secretaries and assistants to the chief financial officer, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4. The officers of the corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

THE CHAIRMAN OF THE BOARD

Section 5. The chairman of the board shall be a member of the board and shall preside at its meetings and at all meetings of stockholders. The chairman of the board shall exercise such other powers and perform such other duties as may from time to time be assigned to him by the board or prescribed by the by-laws.

THE CHIEF EXECUTIVE OFFICER

Section 6. The chief executive officer shall, subject to the direction and under the supervision of the board, be the principal executive officer of the corporation and shall have general charge of the business and affairs of the corporation and shall keep the board fully advised. At the direction of the board, he shall have power in the name of the corporation and on its behalf to execute any instruments in writing. He shall employ and discharge employees and agents of the corporation, except such as shall hold their offices by appointment of the board, but he may delegate these powers to other officers as to employees under their immediate supervision. He shall have such powers and perform such duties as generally pertain to the office of chief executive officer, as well as such further powers and duties as may be prescribed by the board.

THE PRESIDENT

Section 7. The president shall, subject to the direction and under the chief executive officer, have general charge of the business and affairs of the corporation and shall keep the chief executive officer fully advised. At the direction of the board, he

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shall have power in the name of the corporation and on its behalf to execute any instruments in writing. He shall employ and discharge employees and agents of the corporation, except such as shall hold their offices by appointment of the board, but he may delegate these powers to other officers as to employees under their immediate supervision. He shall have such powers and perform such duties as generally pertain to the office of president, as well as such further powers and duties as may be prescribed by the board.

THE VICE-PRESIDENTS

Section 8. In the absence of the chief executive officer and the president or in the event of their inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer and president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, chief executive officer or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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THE CHIEF FINANCIAL OFFICER AND ASSISTANTS TO THE CHIEF FINANCIAL OFFICER

Section 11. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as chief financial officer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant to the chief financial officer, or if there be more than one, the assistants to the chief financial officer in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the chief executive officer, president or a vice-president and the chief financial officer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer,

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LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (if not prescribed by statute or by the certificate of incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS
DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

EXECUTION OF DOCUMENTS

Section 3. Unless otherwise authorized by the board of directors, all contracts, leases, deeds, deeds of trust, mortgages, powers of attorney to transfer stock and for other purposes, and all other documents requiring the seal of the corporation shall be executed for and on behalf of the corporation by the chief executive officer, president or any vice president, and the corporate seal shall be affixed and attested by the secretary or an assistant secretary, or the chief financial officer or an assistant to the chief financial officer.

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ANNUAL STATEMENT

Section 4. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 6. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 7. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 8. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure

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to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 8 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an "expense advancement"); provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by an indemnitee in his or her capacity as a director or officer of the corporation (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under this Section 8 or otherwise; and provided, further, that no expense advancement shall be paid by the corporation if independent legal counsel shall advise the board of directors in a written opinion that based upon the facts known to such counsel at the time, (i) the indemnitee acted in bad faith or deliberately breached his or her duty to the corporation or its stockholders, and (ii) as a result of such conduct by the indemnitee, it is more likely than not that it will ultimately be determined that such indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify such indemnitee. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) If a claim under subparagraph (a) of this Section 8 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an expense advancement, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense to any such action that the indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct; provided, however, that a

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determination by the board of directors denying an expense advancement based upon the written opinion of independent legal counsel as provided for in subparagraph (a) above shall be a complete defense to any action seeking an expense advancement, but such determination shall not be a defense or create a presumption that the indemnitee is not entitled to be indemnified hereunder upon the final disposition of the proceeding.

(c) The right to indemnification and the payment of expense incurred in defending a proceeding in advance of its final disposition conferred in this Section 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VIII

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. The power to adopt, amend or repeal by-laws conferred upon the board of directors shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

These Bylaws have been duly adopted by the Company, effective November 11, 2005.

Larry B. Franklin, Secretary

F:\LC\Mis\CeMed\Docs\CBylaws.doc

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Exhibit D

List of Current of Directors and Officers of Med-X, Inc. and Pacific Shore Holdings, Inc.

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Med-X, Inc. Board of Directors

Dr. David E. Toomey	Director and Chief Executive Officer
Matthew A. Mills	Chairman of the Board, President and Chief Operating Officer
Ronald J. Tchorzewski	Director and Chief Financial Officer
Jennifer J. Mills	Director, Executive Vice President and Corporate Secretary
Dr. Morton I. Hyson	Director
Dr. Allan Kurtz	Director

Pacific Shore Holdings, Inc. Board of Directors

Matthew A. Mills	Chairman of the Board, President and Chief Executive Officer
Dr. David E. Toomey	Director and Executive Vice President
Ronald J. Tchorzewski	Director and Chief Financial Officer
Jennifer J. Mills	Director, Executive Vice President and Corporate Secretary
Fred Dashiell, Jr.	Director
Dr. Allan Kurtz	Director

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Exhibit E

Certificate of Designation for Series A Preferred Stock of Med-X, Inc.

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150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Med-X, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Pursuant to authority granted to and vested in the Board by the provisions of the articles of incorporation of this Corpoation (the "Articles of Incorporation") and the provisions of Section 78.1955 of the Nevada General Corporation Law, there hereby is created, out of five million (5,000,000) shares of preferred stock, par value $0.001 per share, of the corporation authorized by the Articles of Incorporation, the Series A Preferred Stock, consisting of ten thousand (10,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations, and restrictions. See Annex A.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

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Certificate of Designation, page 2
Med-X, Inc.

CERTIFICATE OF DESIGNATION
OF
MED-X, INC.
ESTABLISHING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ITS SERIES A PREFERRED STOCK

On behalf of Med-X, Inc., a Nevada corporation (the "Company"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation") and the provisions of Section 78.1955 of the Nevada General Corporation Law, there hereby is created, out of the five million (5,000,000) shares of preferred stock, par value $0.001 per share, of the Company authorized by the Articles of Incorporation, the Series A Preferred Stock, consisting of ten thousand (10,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

SECTION 1. DESIGNATION OF SERIES. The shares of such series shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be up to Ten Thousand (10,000) shares.

SECTION 2. DIVIDENDS. The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock or otherwise declared with respect to any stock.

SECTION 3. LIQUIDATION PREFERENCE. The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

SECTION 4. VOTING.

4.1 Voting Rights. The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote in an amount equal to fifty-one percent (51%) of the total vote with respect to any matter submitted for a vote of the shareholders of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock.

For example, if there are 10,000 shares of the Company's common stock issued and outstanding at the time of such a shareholder vote, the holders of the Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

4.2 Amendments to Articles and Bylaws. So long as the Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, excluding a reverse stock split or forward split, or (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock set forth herein.

4.3 Amendment of Rights of Series A Preferred Stock. The Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Certificate of Designation, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make

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Certificate of Designation, page 3
Med-X, Inc.

technical, corrective, administrative or similar changes in this Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock.

SECTION 5. CONVERSION RIGHTS. The shares of the Series A Preferred Stock shall have no conversion rights.

SECTION 6. REDEMPTION RIGHTS. The shares of the Series A Preferred Stock shall be automatically, and without any required action by the Company or the holders thereof, redeemed by the Company at their par value on the first to occur of the following triggering events: (i) on the date that Matthew Mills ceases, for any reason, to serve as officer, director or consultant of the Company, it being understood that if Mr. Mills continues without interruption to serve thereafter in one or more capacities as officer, director or consultant of the Company this shall not be considered a cessation of service, or (ii) on the date that the Company's shares of common stock first trade on any national securities exchange PROVIDED, HOWEVER that (a) the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or (b) listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series A Preferred Stock set forth in this Certificate of Designation.

SECTION 7. NOTICES. Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if personally delivered or deposited in the United States mail, postage prepaid, by certified or registered mail, and addressed to each holder of record at his, her or its address appearing on the books of the Company.

SECTION 8. MISCELLANEOUS.

(a) The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c) Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

IN WITNESS WHEREOF, this Certificate of Designation has been executed by a duly authorized officer of the Company on this 30th day of March 2018.

MED-X, INC.

By: /s/ Matthew Mills

Name: Matthew Mills
Title: President and Secretary

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127

Exhibit F

Confidential Private Placement Memorandum, dated June 1, 2017 for

Pacific Shore Holdings, Inc. *

*Available upon request.

128

Exhibit G

Offering Statement on Form 1-A for Med-X, Inc.,

dated June 30, 2017 *

*See copy on file with the Securities and Exchange Commission at www.sec.gov or posted on startengine.com

129